Exhibit 6(d)
CREDIT AGREEMENT

THIS CREDIT AGREEMENT is made effective as of October 28, 2021

AMONG:
CORTLAND CREDIT LENDING CORPORATION, as agent for and on behalf of the Lenders (the “Agent”)

AND:
PHOENIX CAPITAL GROUP HOLDINGS, LLC (the “Borrower”)

AND:
THE ADDITIONAL GUARANTORS PARTY HERETO FROM TIME TO TIME (the “Guarantors” and each a “Guarantor”)

RECITAL: The Borrower has requested that the Lenders extend credit to the Borrower and the Lenders have agreed to provide such credit to the Borrower on the terms and conditions contained herein.

NOW THEREFORE in consideration of the covenants and agreements contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties), the parties covenant and agree as follows:

ARTICLE 1 - INTERPRETATION

1.1
Definitions

In this Agreement, unless there is something in the subject matter or context inconsistent therewith, the words and terms defined in Schedule “A” have the respective meanings given to them therein.

1.2
Construction

In this Agreement:

(a)
words importing the singular include the plural and vice-versa and words importing gender include both genders;

(b)
any reference to a statute includes a reference to all regulations made pursuant to such statute, all amendments made to such statute and regulations in force from time to time and to any statute or regulation which may be passed and which has the effect of supplementing or superseding such statute or regulations;

(c)
any reference to an Article, Section or Schedule is deemed to be refer to the applicable Article, Section or Schedule contained in or attached to this Agreement and to no other agreement or document unless specific reference is made to such other agreement or document;

(d)
the division of this Agreement into Articles and Sections and the insertion of headings is for convenience of reference only and are not to be taken into account in interpreting this Agreement or any part of it;

(e)
when a reference is made to a “party” or “parties”, such reference shall be to a party or parties to this Agreement unless otherwise indicated;

(f)
the term:

(i)
“including” means “including, without limitation” and the terms “including” and “include” will not be construed to limit any general statement which it follows to the specific or similar items or matters immediately following it;

(ii)
“may” describes an act or forbearance which is optional under this Agreement; and

(iii)
“will” shall be equivalent in meaning to the word “shall,” both of which describe an act or forbearance which is mandatory under this Agreement; and

(g)
unless otherwise indicated, all references to dollar amounts are references to United States dollars.

1.3
Schedules

The Schedules are as follows:

Schedule “A”
-
Defined Terms

Schedule “B”
-
Form of Notice of Borrowing

Schedule “C”
-
Form of Repayment Notice

Schedule “D”
-
Form of Compliance Certificate

Schedule “E”
-
Business Locations

Schedule “F”
-
Collection Accounts & Deposit Accounts

Schedule “G”
-
Existing Debt of the Obligors

Schedule “H”
-
Subsidiaries

Schedule “I”
-
Post-Closing Undertakings

Schedule “J”
-
Scheduled Payments of Term Loan

The Schedules are incorporated into and form an integral part of this Agreement.

1.4
Accounting Principles and Practices

(a)
Where the character or amount of any asset or liability, or item of revenue or expense, is required to be determined, or any consolidation or other accounting computation is required to be made for the purpose of this Agreement or any Credit Document, that determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement or as otherwise agreed in writing by the parties, be made in accordance with GAAP.

(b)
All calculations for the purpose of determining compliance with the financial covenants and financial ratios contained in this Agreement shall be made on a basis consistent with GAAP in existence as at the date of this Agreement. In the event of a change in GAAP, the Borrower and the Agent shall negotiate in good faith to revise (if appropriate) those ratios and covenants to reflect GAAP as then in effect, in which case all subsequent calculations made for the purpose of determining compliance with those ratios and covenants shall be made on a basis consistent with GAAP in existence as at the date of those revisions.

ARTICLE 2  – CREDIT FACILITIES

2.1
Credit Facilities

(a)
Subject to the satisfaction of the terms and conditions set out in this Agreement, the Agent, on behalf of the Lenders, has established for the Borrower:

(i)
a non-revolving term facility (the “Term Facility”) in a maximum principal amount not to exceed the Term Commitment; and

(ii)
a revolving line of credit (the “Revolving Facility”, and together with the Term Facility, the “Credit Facilities”) in a maximum principal amount not to exceed the Revolver Commitment.

(b)
As of the date of this Agreement, the Total Commitment will be equal to the aggregate of Initial Revolver Commitment and the Term Commitment, provided, however, that the Agent may, in its discretion and at the request of the Borrower, from time to time increase the Total Commitment to include the Term Commitment, the Initial Revolver Commitment and additional amounts made available by way of the Accordion Expansion, if any, provided that (i) at the time of such increase, (A) the Initial Loan Advance under the Term Facility has been made and (B) no Acceleration Event has occurred, and (ii) the making of such increase will not result in an Event of Default.

(c)
In no event shall the aggregate principal amounts under the Credit Facilities exceed at any time the Total Commitment.

2.2
Purpose of Credit Facilities

(a)
The Loan Advance made under the Term Facility shall only be used to refinance the Existing Debt; and

(b)
The Loan Advances made under the Revolving Facility shall be used to finance general working capital and corporate requirements and to finance certain acquisitions approved by the Agent in its sole discretion (acting reasonably); provided that the Agent shall be deemed to have approved all acquisition(s) having a principal acquisition cost not exceeding one million dollars ($1,000,000).

2.3
Loan Advances

(a)
Subject to satisfaction of the terms and conditions set out in this Agreement:

(i)
the Agent will make a single Loan Advance under the Term Facility available to the Borrower provided that the aggregate Outstanding Principal Obligations of all Loan Advances under the Term Facility shall not exceed, at any given time, the Term Borrowing Limit at such time1; and

(ii)
the Agent will, from time to time, upon request of the Borrower made in accordance with the terms and conditions of this Agreement, make one or more Loan Advances available to the Borrower under the Revolving Facility provided that the aggregate Outstanding Principal Obligations of all Loan Advances under the Revolving Facility does not exceed, at any given time, the Revolver Borrowing Limit at such time.

(b)
Each Loan Advance made under either of the Credit Facilities requires a notice of borrowing from the Borrower delivered to the Agent, such notice to be in writing and substantially in the form attached as Schedule “B” (the “Borrowing Notice”). The Borrower shall deliver each Borrowing Notice to the Agent at or before noon (Toronto time) at least two Business Days prior to the date the Loan Advance is proposed to be made. The Borrowing Notice shall indicate the amount of the proposed Loan Advance(s) and the date funds are required.

(c)
Any Loan Advance made under the Revolving Facility shall be in a minimum amount of $100,000 or in a greater amount being a multiple of $100,000.

(d)
Each Borrowing Notice given to the Agent may not be revoked or withdrawn once given.

2.4
Revolving Facility

The Revolving Facility will be a revolving facility. For greater certainty, subject to the satisfaction of the terms and conditions set out in this Agreement, the Borrower will be entitled to obtain Loan Advances under the Revolving Facility from time to time and repay all or any portion of such Loan Advances from time to time without penalty and thereafter to re-borrow Loan Advances under the Revolving Facility from time to time; provided that the Borrower acknowledges, covenants and agrees that the Outstanding Principal Obligations under the Revolving Facility will not at any time exceed the Revolver Borrowing Limit.

2.5
Term Facility

The Borrower acknowledges that the Term Facility is non-revolving, and that Borrower may only request a single Loan Advance under the Term Facility. The Borrower may from time to time partially or wholly repay the outstanding Loan Advance (which repayments will reduce the Term Borrowing Limit), subject to all of the limitations, terms and conditions of this Agreement and of any document executed in connection with or governing this Agreement.

ARTICLE 3  – INTEREST AND FEES

3.1
Interest

Each Loan Advance under the Credit Facilities shall bear interest at the Interest Rate.

3.2
Payment of Interest

Interest accrued on each Loan Advance shall be due and payable in arrears on each Interest Payment Date, or on such other date as may be agreed upon in writing between the Agent and the Borrower.

3.3
Financing Review Fee

The Lender confirms receipt of $45,000, which represents the first installment of the financing review fee. On the Closing Date, the Borrower shall pay to the Agent the balance outstanding of the financing review fee in an amount equal $45,000 (the “FR Fee Second Installment”), provided that if this Agreement is executed on or prior to October 29, 2021 such FR Fee Second Installment shall waived in full.

3.4
Commitment Fees

(a)
On the Closing Date, the Borrower shall pay to the Agent a commitment fee in an amount of $180,000 (the “Initial Commitment Fee”), which commitment fee will be deemed earned on the date hereof and be payable on the date of this Agreement.

(b)
The Borrower shall pay to the Agent an additional commitment fee equal to one (1) percent of the amount of any increase in the Initial Revolver Commitment made pursuant to the Accordion Expansion (the “Additional Commitment Fee”).

3.5
Utilization Fee

The Borrower shall pay the Agent on the last business day of each calendar month commencing in the first month after the Closing Date, prior to the Termination Date and on the Termination Date, a fee (the “Utilization Fee”), calculated on a daily basis as the Unutilized Portion (and from the date of the effectiveness of the Accordion Expansion, any increase to the Total Commitment which is an Unutilized Portion) at the end of each day in such calendar month, multiplied by the Utilization Fee Rate, divided by the number of days in such calendar year (on the basis of a 365-day or 366-day year, as applicable). The Utilization Fee shall be payable in arrears and shall commence to accrue from the date hereof and be payable commencing on the Closing Date, and shall continue to accrue until (but not including) the Termination Date.

3.6
Costs and Expenses; Due Diligence and Monitoring Fee; Legal Expenses

(a)
Each Obligor shall pay promptly upon receipt of written notice from the Agent all reasonable costs and expenses in connection with the preparation, execution and delivery of this Agreement, the other Credit Documents, and the other instruments, certificates and documents to be delivered under or in connection with this Agreement or the other Credit Documents, whether or not a closing has occurred or any Loan Advance has been made under this Agreement, including the reasonable fees and out-of-pocket expenses of the Agent’s legal counsel with respect thereto and with respect to the preparation, negotiation, execution, delivery, registration, maintenance, administration, interpretation and enforcement or protection of its rights under this Agreement, the other Credit Documents or any other document to be delivered under or in connection with this Agreement, or to advising the Agent or the Lenders as to its rights and responsibilities under this Agreement, the other Credit Documents or any other document to be delivered under or in connection with this Agreement.

(b)
Each Obligor further agrees to pay all reasonable out-of-pocket costs and expenses incurred in connection with the preparation or review of waivers, consents and amendments requested by any Obligor, questions of interpretation of this Agreement, the other Credit Documents or any other document to be delivered under or in connection with this Agreement, and in connection with the establishment of the validity and enforceability of this Agreement, the other Credit Documents or any other document to be delivered under or in connection with this Agreement and the preservation or enforcement of rights of the Agent and the Lenders under this Agreement, the other Credit Documents and other documents to be delivered under or in connection with this Agreement, including all reasonable costs and expenses sustained by the Agent and the Lenders as a result of any failure by the Borrower to perform or observe any of its obligations under this Agreement and including the reasonable fees and out-of-pocket expenses of the Agent’s legal counsel with respect thereto.

(c)
Each Obligor further agrees to pay all reasonable out-of-pocket fees and expenses incurred by the Agent or the Lenders in connection the Credit Facilities and the Credit Documents, including all appraisals, audit, monitoring and valuation fees, all fees and expenses associated with field exams, and all travel expenses related thereto.

(d)
In addition to the fees and other charges set out in this Agreement, the Borrower shall pay, on demand, the charges and fees incurred or paid by the Agent and the Lenders in connection with the preparation and registration of the Security (whether or not any Loan Advances are made hereunder) and enforcement or protection or exercise of its rights thereunder.

(e)
Fees and expenses required to be paid under this Section 3.6(e) include professional fees and expenses incurred by the Agent or the Lenders (e.g., appraisal, audit, notary and legal fees).

(f)
The Agent acknowledges receipt of a deposit of $37,500 from the Borrower to cover the Agent’s out-of-pocket expenses. The Borrower authorizes and directs the Agent to apply such deposit to the payment of such out-of-pocket expenses incurred by the Agent. Any portion of such deposit remaining after its application against such out-of-pocket expenses on the Closing Date shall be promptly returned to the Borrower.

(g)
From and after the Closing Date, the Obligors shall reimburse the Agent within three (3) Business Days of the Agent providing the Borrower a summary and evidence of the out-of-pocket expenses incurred for which the Obligors are responsible pursuant to this Section 3.6.

3.7
General Rules

(a)
All interest payments to be made under this Agreement shall be paid without allowance or deduction for deemed re-investment or otherwise, both before and after maturity and before and after default and/or judgment, if any, until payment, and interest shall accrue on overdue interest, if any, compounded on each Interest Payment Date.

(b)
Unless otherwise stated, wherever in this Agreement reference is made to a rate of interest or rate of annual fees or fees ‘per annum’ or a similar expression is used, such interest or fees will be calculated on the basis of a calendar year of 365 days or 366 days, as the case may be, and using the nominal rate method of calculation, and will not be calculated using the effective rate method of calculation or on any other basis that gives effect to the principle of deemed re-investment of interest.

(c)
For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest or fee to be paid under this Agreement is to be calculated on the basis of a year of 365 or 366 days or any other period of time that is less than a calendar year, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by either 365 or 366 or such other period of time, as the case may be.

(d)
In calculating interest or fees payable under this Agreement for any period, unless otherwise specifically stated, the first day of a period shall be included and the last day of a period shall be excluded.

3.8
Rate and Disclosure Calculation Consent

(a)
Each Obligor agrees and affirms that, if and to the extent that Section 4 of the Interest Act (Canada) (or any other provision of such statute or any other statute relating to disclosure of interest or its calculation under Applicable Law) applies to the determination or calculation of any annualized interest rate or other annualized rate expressed in this Agreement or in any other Credit Document, in each case, such annualized interest rate or other annualized rate is (i) readily determinable based on the methodology for calculation of annualized rates set out in this Article 3 and (ii) commercially reasonable. The execution of this Agreement by such Obligor conclusively evidences its unconditional and irrevocable acceptance of the foregoing, of the applicable annualized interest rate and of each other annualized rate provided for in, and as calculated under or pursuant to, this Agreement and each other Credit Document.

(b)
Each Obligor further covenants and agrees not to contest, repudiate or otherwise deny, by means of any proceeding, action, claim, demand, defence or otherwise, its acceptance of the applicable annualized interest rate or any other applicable annualized rate hereunder or in any other Credit Document or to assert that any such applicable annualized interest rate or other applicable annualized rate is not commercially reasonable and acceptable to it, or that any of the same is not readily determinable and appropriately disclosed to it in accordance with the requirements of the Interest Act (Canada) and otherwise pursuant to Applicable Law. Each Obligor also agrees that the provisions of this Section 3.8 are fully compliant with all subsisting requirements for disclosure of annualized interest or other annualized rates under the Interest Act (Canada) and otherwise under Applicable Law.

(c)
Notwithstanding anything to the contrary contained in any Credit Document, the interest paid or agreed to be paid under the Credit Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (the “Maximum Rate”). If the Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Credit Facilities or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by Applicable Law, (i) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

ARTICLE 4  – CONDITIONS

4.1
Conditions for the Initial Loan Advance

The obligation of the Lenders to extend the Initial Loan Advances under of the under this Agreement is subject to the fulfillment to the Agent’s satisfaction of all of the following conditions:

(a)
Documentation. The Agent shall have received, in form and substance satisfactory to the Agent, each of the following, duly executed:

(i)
this Agreement;

(ii)
the Security, including, for clarity:

(A)
any Collateral Access Agreements reasonably required by the Agent (and in any event, a Collateral Access Agreement for the head office of each Obligor and for the locations of all leased premises where assets are located);

(B)
a Control Agreement (without trigger) for each Collection Account; and

(C)
a Control Agreement (with trigger) for each Deposit Account;

(iii)
certificates of status or good standing, as applicable, of each Obligor for its jurisdiction of formation; and

(iv)
a certificate of an officer of each Obligor with respect to certain factual matters pertaining to such Obligor and to which certificate is attached, the certificate and articles of incorporation and by-laws (or equivalent) of such Obligor, any shareholders agreement of such Obligor a copy of a resolution of the directors, shareholders, managers, members or partners of such Obligor, as applicable, authorizing, among other things, the execution, delivery and performance of each of the Credit Documents to which it is a party, and a certificate of incumbency of its officers and directors.

(b)
Registration of Security. All registrations, recordings and filings of or with respect to the Security which in the opinion of counsel to the Agent are necessary to render effective the Liens intended to be created thereby shall have been completed, including UCC financing statements.

(c)
Certificated Equity Interests. If applicable, the Agent shall have received original certificates for any Equity Interests issued to any Obligor by its Subsidiaries, together with duly executed stock transfer powers of attorney with respect to the Agent in respect of such Equity Interests.

(d)
Due Diligence. The Agent and each of the Lenders shall have completed its business, financial, insurance and legal due diligence with respect to the Obligors, and all material contracts, agreements and licenses of the Obligors, with results satisfactory to them.

(e)
Payment of Fees and Expenses. The Agent shall have received payment in full of all fees and reasonable expenses required under this Agreement to be paid on or prior to the date of the Initial Loan Advances (including, for certainty, those fees incurred on or prior to the date of the Initial Loan Advances pursuant to Section 3.6).

(f)
Discharges, etc. The Agent shall have received, in form and substance satisfactory to the Agent:

(i)
a payout letter and undertaking to discharge from First International Bank & Trust in respect of debt incurred by the Borrower;

(ii)
a subordination agreement, priorities agreement, inter-creditor agreement or similar arrangements between the Agent and each prior secured creditor of any Obligor, if required by the Agent in its sole discretion; and

(iii)
delivery of any other estoppel letters, releases, discharges, subordinations and postponements (in registerable form where appropriate) with respect to any other Existing Debt or any Liens affecting the Collateral, if required by the Agent in its sole discretion.

(g)
Insurance. The Agent shall have received (i) a certificate for each business and property insurance policy maintained by or for the benefit of the Obligors, naming the Agent as an additional loss payee, and (ii) a certificate for each commercial general liability insurance policy maintained by or for the benefit of the Obligors, naming the Agent as an additional insured, together with copies of all insurance policies referenced in such certificates.

(h)
Opinion. Legal counsel to each Obligor shall have delivered a currently-dated letter of opinion, in form and substance satisfactory to the Agent and its legal counsel in their sole discretion, with respect to, inter alia, due authorization, execution, delivery, and enforceability of the Credit Documents and the creation, validity and perfection of the Liens constituted by the Security.

(i)
Cash Management; Collection Accounts. The Agent shall be satisfied with the cash management arrangements of the Obligors, including the establishment of at least one Collection Account by each Obligor.

(j)
KYC. The Agent and each of the Lenders shall have received all documentation and other information in respect of the Obligors and their respective authorized signing officers required pursuant to Anti-Terrorism and Corruption Laws, including guidelines or orders thereunder.

(k)
Approval of Agent’s Legal Counsel. All legal matters incidental to the extension of credit by Lenders shall be satisfactory to the Agent’s legal counsel and the Agent and the Lenders shall have received such additional evidence, documents or undertakings as the Agent or the Lenders shall reasonably request to establish the consummation of the transactions contemplated hereby and be satisfied as to the taking of all proceedings in connection herewith in compliance with the conditions set forth in this Agreement.

(l)
Borrowing Notice. The Agent shall have received, in form and substance satisfactory to the Agent, a Borrowing Notice.

(m)
Borrowing Base Certificate. The Agent shall have received, in form and substance satisfactory to the Agent, a Borrowing Base Certificate, setting out the Borrowing Base Amount as of the date of the proposed Initial Loan Advance (in sufficient detail and with supporting calculations), evidencing that such Initial Loan Advances requested pursuant to the Borrowing Notice delivered pursuant to Section 4.1(l) does not exceed the Overall Borrowing Limit.

(n)
Flow of Funds Memo. The Agent shall have received in form and substance satisfactory to the Agent a flow of funds memo setting out the payment and deposit instructions in respect of the Initial Loan Advances.

(o)
No Default or Event of Default. No Default or Event of Default has occurred and is continuing on the date of such requested Loan Advance, or would result from making such Initial Loan Advance, as confirmed in the Borrowing Notice.

(p)
No Material Adverse Change. No Material Adverse Change has occurred since the date of the last financial statements provided by the Obligors to the Agent.

(q)
Representations and Warranties. The representations and warranties made pursuant to Section 6.1 continue to be true and correct in all material respects.

(r)
Borrowing Limit. The making of the Initial Loan Advances under the Credit Facilities shall not result in (i) the Outstanding Principal Obligation under the Revolving Facility exceeding the Revolver Borrowing Limit, (ii) the Outstanding Principal Obligation under the Term Facility exceeding the Term Borrowing Limit, and (iii) the combined Outstanding Principal Obligations under both Credit Facilities exceeding the Overall Borrowing Limit.

4.2
Conditions for Each Subsequent Loan Advance

The obligation of the Lenders to make any subsequent Loan Advance under the Revolving Facility requested by the Borrower hereunder shall be subject to the fulfillment to the Agent’s satisfaction of each of the following conditions:

(a)
Borrowing Notice. The Agent shall have received, in form and substance satisfactory to the Agent, a Borrowing Notice not less than one (1) Business Day prior to the proposed date of the Loan Advance.

(b)
Borrowing Base Certificate. The Agent shall have received, in form and substance satisfactory to the Agent, not less than one (1) Business Day prior to the proposed date of the Loan Advance a Borrowing Base Certificate, setting out the Borrowing Base Amount as of the date of the proposed Loan Advance (in sufficient detail and with supporting calculations), evidencing that the Loan Advance requested pursuant to the accompanying Borrowing Notice does not exceed either the Revolver Borrowing Limit or the Overall Borrowing Limit.

(c)
Compliance. The Agent shall have received, in form and substance satisfactory to the Agent, not less than one (1) Business Day prior to the proposed date of the Loan Advance an executed compliance certificate, substantially in the form of Schedule “D” (each a “Compliance Certificate”).

(d)
Representations and Warranties. The representations and warranties made pursuant to Section 6.1 continue to be true and correct in all material respects as if made on and as of the date of such requested Loan Advance, as confirmed in the Borrowing Notice or Compliance Certificate, as applicable.

(e)
No Default or Event of Default. No Default or Event of Default has occurred and is continuing on the date of such requested Loan Advance, or would result from making such Loan Advance, as confirmed in the Borrowing Notice or Compliance Certificate, as applicable.

(f)
No Material Adverse Change. No Material Adverse Change has occurred since the date of the last financial statements provided by the Obligors to the Agent.

(g)
Borrowing Limit. The making of such Loan Advance under the Credit Facilities shall not result in (i) the Outstanding Principal Obligation under the Revolving Facility exceeding the Revolver Borrowing Limit, (ii) the Outstanding Principal Obligation under the Term Facility exceeding the Term Borrowing Limit, and (iii) the combined Outstanding Principal Obligations under both Credit Facilities exceeding the Overall Borrowing Limit.

(h)
Customer/Supplier Information. The Agent shall have received, if requested, written permission from each Obligor permitting the Agent to contact each of such Obligor's customer and/or suppliers for the purposes of verification.

4.3
Waiver

The conditions set forth in Sections 4.1 and 4.2 are inserted for the sole benefit of the Agent and the Lenders and may be waived by the Agent, in whole or in part (with or without terms or conditions) in respect of any Loan Advance, without prejudicing the right of the Lenders at any time to assert such conditions in respect of any subsequent Loan Advances, if subsequent Loan Advances become available hereunder.

ARTICLE 5 – FACILITY TERM AND PAYMENTS

5.1
Facility Term and Termination

(a)
The initial term of this Agreement will be twelve (12) months (the “Initial Term”), which Initial Term may be extended, without any additional commitment fee, for two (2) additional periods of twelve (12) months each (each an “Extension Period”) at the request of the Borrower and with the consent of the Agent no later than 30 days prior to the end of the Maturity Date then in effect.

(b)
The Initial Term and each Extension Period (if any), are, collectively, the “Facility Term”, and the last day of the Facility Term is the “Maturity Date”.

(c)
This Agreement shall terminate and all accrued and unpaid interest, all Outstanding Principal Obligations and all unpaid fees will be automatically due and payable under this Agreement, and the Borrower will pay such amounts to the Agent forthwith upon such termination, upon the earlier to occur of:

(i)
the Maturity Date;

(ii)
upon the date on which any Event of Default occurs and remains uncured prior to the expiry of any cure period or if any Event of Default is discovered to have occurred without notification to the Agent;

(iii)
if a Change of Control or other Liquidity Event which is not consented to by the Agent;

(iv)
upon the mutual agreement of the Agent and the Borrower to terminate this Agreement;

(v)
termination of this Agreement by the Agent in accordance with Section 5.1(d); or

(vi)
termination of this Agreement by the Borrower in accordance with Section 5.1 (e).

(d)
The Agent shall have the right to terminate this Agreement:

(i)
upon immediate notice to the Borrower if:

(A)
an Acceleration Event (other than a Bankruptcy Event) has occurred and is continuing; or

(B)
the Credit Facilities shall become, in whole or in part, illegal or in contravention of any Applicable Law, policy or request of any Governmental Authority, unless such illegality or contravention resulted from the negligence of, or an illegal act by the Agent or a Lender; or

(ii)
upon ninety (90) days’ notice to the Borrower if a material adverse change in market conditions negatively affects the liquidity of any Lender.

(e)
The Borrower shall have the right to terminate this Agreement without the Agent’s consent upon thirty (30) days’ notice to the Agent, subject to the payment to the Agent of:

(i)
the amounts described below in paragraph (f)(i); and

(ii)
the Early Termination Fee;

each of which shall be payable forthwith upon such termination.

(f)
If this Agreement is terminated by either party for any reason, then:

(i)
all accrued and unpaid interest, all Outstanding Principal Obligations and all unpaid fees will be automatically due and payable under this Agreement, and the Borrower will pay such amounts to the Agent forthwith upon such termination; and

(ii)
the Agent will retain all of its rights and remedies under the Credit Documents, including such rights and remedies relating to the outstanding Obligations.

(g)
If this Agreement is terminated by the Agent as a result of the occurrence of a Change of Control or other Liquidity Event which is not consented to by the Agent, this Agreement shall be terminated and the Early Termination Fee shall be payable forthwith.

5.2
Repayment

(a)
In accordance with Section 3.2 hereof, the Borrower shall pay accrued interest on each Loan Advance in arrears on each Interest Payment Date, or on such other date as may be agreed upon in writing between the Agent and the Borrower.

(b)
The Borrower shall make payments of all Obligations under the Term Facility (including, for greater certainty, any unpaid Outstanding Principal Obligations, fees and accrued interest) on dates and in the amounts set out in Schedule “J” hereto.

(c)
The Borrower shall repay all Obligations (including, for greater certainty, any unpaid Outstanding Principal Obligations, fees and accrued interest) on the Termination Date.

(d)
The Obligors hereby irrevocably authorize and direct the Agent to apply the proceeds of any Collateral received by the Agent, including any such proceeds deposited into the Collection Accounts of the Obligors, to prepay the outstanding Obligations. Each such prepayment will be applied in accordance with Section 5.7.

5.3
Mandatory Repayments

If the Agent determines that on any day the Outstanding Principal Obligations exceeds the Overall Borrowing Limit (each such excess, a “Borrowing Base Shortfall”), then the Agent shall deliver to the Borrower a Repayment Notice and the Borrower shall, within three (3) Business Days following receipt of such notice, repay the Loan Advances outstanding under the Credit Facilities in an amount equal to such excess.

5.4
Records of Payments

The Borrower hereby authorizes the Agent to record from time to time, in its records, the date and amount of each Loan Advance made by it, the unpaid principal balance thereof and all payments received by the Agent, on behalf of the Lenders, on account of the Outstanding Principal Obligations, any interest thereon or fees or otherwise, and such other information as the Agent may reasonably require. All amounts so recorded shall be conclusive evidence (absent manifest error) of such Outstanding Principal Obligations, interest, fees and other amounts owing under any Credit Document. The failure to record, or any error in recording, any such amount shall not, however, limit or otherwise affect the obligations of the Borrower to repay the Outstanding Principal Obligations, together with all accrued and unpaid interest thereon and all fees and other amounts owing under any Credit Document.

5.5
Place of Payments

Each Payment shall be made to the Agent (for the account of the Lenders), by electronic funds transfer to the Borrower’s Collection Account, at or before 3:00 p.m. (Toronto time) on the day the Payment is due. All amounts owing, whether on account of principal, interest or otherwise, shall be paid in United States dollars and shall be made in immediately available funds without Set-Off or counterclaim. Each Payment made under this Agreement shall be made for value on the day the Payment is due, provided that if that day is not a Business Day, the Payment shall be due on the Business Day next following that day. All interest and other fees shall continue to accrue until payment of all Obligations in full has been received by the Agent (for the account of the Lenders).

5.6
Tax Indemnity and Withholding Tax Gross-Up

(a)
All payments in respect of the Obligations shall be made free and clear of and without any deduction or withholding for or on account of any present or future Taxes or governmental charges, and all liabilities with respect thereto, imposed by Canada, the United States of America, any other Governmental Authority, or any political subdivision or taxing authority thereof or therein, excluding any Excluded Taxes (all such non-Excluded Taxes being hereinafter referred to as “Included Taxes”), except as required by Applicable Law (as determined in the good faith discretion of the Agent). If any Included Taxes are imposed and required by Applicable Law (as determined in the good faith discretion of the Agent) to be deducted or withheld from any amount payable to the Agent or the Lenders, then the Obligors shall (i) increase such payment by an amount (each an “Additional Amount”) so that the Agent or the Lenders, as applicable, will receive a net amount (after deduction of all Included Taxes) equal to the amount due hereunder, and (ii) pay such Included Taxes to the appropriate Governmental Authority in accordance with Applicable Law for the account of the Agent or the Lenders, as applicable, prior to the date on which penalties attach thereto or interest accrues thereon; provided, however, if any such penalties or interest shall become due, the Obligors shall make prompt payment thereof to the appropriate Governmental Authority.

(b)
The Obligors will pay to the relevant Governmental Authority in accordance with Applicable Law any current or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made hereunder or under any Credit Document, or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any Credit Document that are or would be applicable to the Agent and/or any Lender, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 12.19) (“Other Taxes”).

(c)
The Obligors agree, jointly and severally, to indemnify the Agent and the Lenders for the full amount of Included Taxes and Other Taxes attributable to and paid by the Agent and/or the Lenders and any liability actually incurred (including penalties, interest and expenses (including reasonable attorney’s fees and expenses)) arising as a result of any payment (or amount payable) by or on behalf of the Obligors hereunder or under any Credit Document, whether or not such Included Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability prepared by the Agent or any Lender, absent manifest error, shall be final conclusive and binding for all purposes. Such indemnification shall be made within 15 Business Days after the date the Agent and/or such Lender makes written demand therefor. The Obligors shall have the right to receive (in proportion to the amount of their respective indemnification payments) that portion of any refund of any Taxes and Other Taxes received by the Agent and/or such Lender for which, as determined by the Agent and/or such Lender in its reasonable and good faith discretion, the Obligors have previously paid any Additional Amount or indemnified the Agent and/or such Lender and which leaves the Agent and/or such Lender, after the Obligors’ receipt thereof, in no better or worse financial position than if no such Taxes or Other Taxes had been imposed or Additional Amounts or indemnification paid to the Agent and/or such Lender; provided, that the Obligors agree, upon the request of the Agent and/or any Lender, to repay the amount paid over to the Obligors (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Agent and/or such Lender in the event the Agent and/or such Lender is required to repay such refund to such Governmental Authority. This Subsection shall not be construed to require the Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person. The Agent and/or the applicable Lender shall notify the Borrower in writing of the receipt by such Person of any written notice from any taxing authority demanding, or threatening to demand, any Tax indemnifiable by any Obligor under this Section 5.6(c) within 30 days after receipt of such notice.

(d)
Any Lender that is entitled to an exemption from or reduction of withholding tax under the laws of the jurisdiction in which a Obligor is a resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder shall, at the request of such Obligor, deliver such properly completed and executed documentation as will permit payments from such Obligor to make payments hereunder without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

(i)
Without limiting the generality of the foregoing:

(A)
upon the reasonable request of the Borrower, any Lender that is a U.S. Person shall deliver to the Borrower and the Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)
upon the reasonable request of the Borrower, any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable:

(1)
in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)
executed copies of IRS Form W-8ECI;

(3)
in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit L-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W 8BEN-E; or

(4)
to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-2 or Exhibit L-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-4 on behalf of each such direct and indirect partner;

(C)
upon the reasonable request of the Borrower, any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Agent to determine the withholding or deduction required to be made; and

(D)
if a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(e)
If the Agent or any Lender receives any refund or credit of Taxes that have been indemnified by a Obligor or with respect to which a Obligor has paid Additional Amounts under this Section 5.6, the Agent and/or such Lender shall pay to such Obligor an amount equal to such refund or credit of Taxes and any interest paid by the Governmental Authority paying such refund or credit. However, such Obligor shall indemnify the Agent and the Lenders for any amount required to be repaid and any expense reasonably incurred if the Governmental Authority subsequently seeks to recover all or any part of the refund or credit or any of the interest paid on such amounts.

(f)
If an Obligor in good faith determines that a reasonable basis exists for contesting any Taxes for which an Obligor has paid Additional Amounts pursuant to this Section 5.6, each Lender and the Agent shall cooperate with such Obligor in contesting such Taxes. Such Obligor shall indemnify the Agent and each Lender for their reasonable expenses incurred cooperating in contesting such Taxes.

(g)
Upon the reasonable request of the Borrower, Lender and/or the Agent, as applicable, shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and promptly notify the Obligors of any change in circumstances that would modify or render invalid any claimed exemption from or reduction of Taxes of which they are aware and take all such reasonable steps as necessary to avoid any withholding or deduction of Taxes from any amounts paid by an Obligor hereunder.

(h)
The obligations of the Obligors under this Section 5.6 shall survive the termination of this Agreement.

5.7
Application of Payments

Each Payment made under this Agreement shall be credited as follows:

(a)
first, to any interest or fees hereunder then accrued and remaining unpaid;

(b)
second, to the outstanding principal balance owing hereunder;2

(c)
third, to the payment of any other Obligations; and

(d)
fourth, if any balance remains, to the Borrower or as the Borrower may direct.

ARTICLE 6  – REPRESENTATIONS AND WARRANTIES

6.1
Representations and Warranties

Each Obligor makes the following representations and warranties to the Agent and each of the Lenders as of the date hereof and on each day following the date hereof until the Termination Date, which representations and warranties shall survive the execution of this Agreement and shall continue in full force and effect until the full and final payment, and satisfaction and discharge, of all Obligations:

(a)
Legal Status. It has been duly formed, incorporated, amalgamated or continued, as the case may be, and is validly subsisting under the laws of its jurisdiction of formation, incorporation, amalgamation or continuance, as the case may be. It is, and will be at all times at which a Loan Advance is outstanding hereunder, duly qualified and has all required licenses, registrations, approvals and qualifications to carry on its business in each jurisdiction in which the nature of its business requires such licenses, registrations, approvals and/or qualifications.

(b)
Locations. Its chief executive office, head office, principal place of business and jurisdiction of organization are accurately described in Schedule “E” attached hereto. Its business and operations, and the locations thereof (including whether such locations are owned or leased), are accurately described in Schedule “E” attached hereto. All of the Collateral is located at the locations described in Schedule “E” attached hereto.

(c)
Financial Year End. In the case of the Borrower only, its financial year end is December 31st of each calendar year.

(d)
Authorization and Validity. It has the power, capacity and authority to own its property and carry on its business as currently conducted by it. This Agreement, the Security and each of the other Credit Documents to which it is a party have been duly authorized and delivered by it in accordance with Applicable Law. Upon their execution and delivery in accordance with the provisions hereof, each of the Credit Documents to which it is a party will constitute legal, valid and binding obligations of it, enforceable in accordance with their respective terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by principals of equity). The Security creates or will create valid and enforceable first ranking Liens upon the Collateral subject to Permitted Liens and, subject only to the terms of this Agreement, the Security has been registered or recorded in all places where registration or recording is necessary to perfect and protect the Liens created therein.

(e)
No Violation. The execution, delivery and performance by it of each of the Credit Documents to which it is a party and the encumbrances granted pursuant to the Security do not violate any provision of any Applicable Law, or contravene any provision of its constating documents, or result in any breach of or default under any contract, obligation, indenture or other instrument to which it is a party or by which it may be bound.

(f)
Consent Respecting Credit Documents. It has obtained all consents, approvals, authorizations, declarations and has completed all, registrations, filings, notices and other actions whatsoever required under Applicable Law to enable it to execute and deliver each of the Credit Documents to which it is a party and to consummate the transactions contemplated by the Credit Documents and to perform its obligations hereunder and thereunder, and all such consents, approvals, authorizations remain in full force and effect.

(g)
Taxes. It has duly and timely filed all tax returns required to be filed by it and has paid or made adequate provision for the payment of all taxes levied on its property or income which are showing therein as due and payable, including interest and penalties, or has accrued such amounts in its financial statements for the payment of such taxes except for taxes which are not material in amount or which are not delinquent or if delinquent are being contested and for which reasonable reserves under GAAP are maintained, and there is no material action, suit, proceeding, investigation, audit or claim now pending, or to its knowledge, threatened by any Governmental Authority regarding any taxes nor has it agreed to waive or extend any statute of limitations with respect to the payment or collection of taxes.

(h)
Judgments, Etc. It is not subject to any judgment, order, writ, injunction, decree or award, or to any restriction, rule or regulation (other than customary or ordinary course restrictions, rules and regulations consistent or similar with those imposed on other Persons engaged in similar businesses) which has not been stayed or of which enforcement has not been suspended which restrains, prohibits or delays the execution and delivery of the Credit Documents.

(i)
Title to Assets. It is the sole legal and beneficial owner of, and has good title to, all Collateral attributed to it, including the right to extract, produce, take and retain therefrom all Petroleum Substances associated therewith or related thereto free and clear of all Liens other than Permitted Liens, Adverse Claims and minor defects of title which, individually or in the aggregate, do not materially affect its rights of ownership to such right to extract, produce, take and retain therefrom all Petroleum Substances, the value thereof or its right or ability to extract, produce, take and retain therefrom all Petroleum Substances associated therewith or related thereto, and it has good right, full power and absolute authority to grant the Security in the Collateral.

(j)
Compliance with Applicable Law. It is in compliance in all material respects under all Applicable Law.

(k)
No Filing or Stamp Taxes. Under the laws of its Relevant Jurisdiction it is not necessary that the Credit Documents be registered, filed, recorded, notarized or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Credit Documents or the transactions contemplated by the Credit Documents except, as applicable, registration of particulars of the Security Documents and payment of associated fees and stamp taxes which registrations, filings, taxes and fees will be made and paid promptly after the date of the relevant Security Document.

(l)
No Default or Event of Default. No Default or Event of Default has occurred which is continuing.

(m)
Litigation. There are no pending, or to the best of its knowledge threatened, actions, claims, investigations, suits or proceedings by or before any governmental authority, arbitrator, court or administrative agency other than those disclosed by it to the Agent in writing prior to the date hereof;

(n)
Correctness of Financial Statements. The financial statements of the Borrower for the fiscal year ended December 31, 2020 and all financial statements delivered to the Agent since said dates, true copies of which have been delivered by the Borrower to the Agent prior to the date hereof, (i) are complete and correct in all material respects and present fairly the financial condition of the Borrower and its Subsidiaries as of the dates referred to therein, (ii) disclose all liabilities of the Borrower and its Subsidiaries that are required to be reflected or reserved against under GAAP, consistently applied, whether liquidated or unliquidated, fixed or contingent, and (iii) have been prepared in accordance with GAAP consistently applied. Since the dates of such financial statements there has been no material adverse change in the financial condition of the Borrower and its Subsidiaries, nor has the Borrower or any of its Subsidiaries mortgaged, pledged, granted a Lien in or otherwise encumbered any of its assets or properties except in favour of the Agent or as otherwise permitted by the Agent in writing.

(o)
Disclosure. No Credit Document furnished to the Agent or any Lender by it for use in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. There are no facts known (or which should upon the reasonable exercise of diligence be known) to it (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a material adverse change in the financial condition or business of the Borrower and that have not been disclosed herein.

(p)
ERISA Compliance. Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws. Except as could not reasonably be expected to result in a Material Adverse Change, each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the best knowledge of the Borrower, nothing has occurred that would prevent or cause the loss of such tax-qualified status. Other than routine claims for benefits, there are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan or Pension Plan that could reasonably be expected to result in a Material Adverse Change. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan or Pension Plan that has resulted or could reasonably be expected to result in a Material Adverse Change. Except as could not reasonably be expected to result in a Material Adverse Change, (i) no ERISA Event has occurred, and neither the Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan or Multiemployer Plan; (ii) the Borrower and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan or Multiemployer Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither the Borrower nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan or Multiemployer Plan has been terminated by the plan administrator thereof nor by the PBGC, and to the best knowledge of the Borrower, no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan or Multiemployer Plan.

(q)
Bankruptcy Events. No Bankruptcy Event has been initiated by it or occurred in respect of it, and to its knowledge, after due inquiry, no Bankruptcy Event has been threatened against it.

(r)
Anti-Terrorism and Corruption Laws.

(i)
It has conducted its businesses in compliance with Anti-Terrorism and Corruption Laws and has instituted and maintained policies and procedures reasonably required to achieve compliance with such Anti-Terrorism and Corruption Laws.

(ii)
It is not, and to its knowledge, none of its Affiliates or agents acting or benefiting in any capacity in connection with the credit granted under this Agreement is any of the following:

(A)
a Person that is listed in the annex to, or is otherwise the target of the provisions of, the Executive Order;

(B)
a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise the target of the provisions of, the Executive Order;

(C)
a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or

(D)
a Blocked Person.

(iii)
To its knowledge, it does not and no agent acting on its behalf in any capacity in connection with the credit granted under this Agreement (A) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in Section 6.1(aa)(ii) above, (B) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (C) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism and Corruption Law.

(iv)
Neither it, nor to its knowledge, any of its directors or officers, or any employees, agents or its Affiliates, is a Sanctioned Person.

(v)
Neither it, nor to its knowledge, any of its directors, officers, agents, employees, Affiliates or other person acting on behalf of them or any of their Subsidiaries are aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of any applicable anti-bribery law, including but not limited to FCPA. Furthermore, it and, to its knowledge, its Affiliates have conducted their businesses in compliance with the FCPA and similar laws, rules or regulations and, if applicable, have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(vi)
Neither it, nor to its knowledge, any of its directors, or officers, or any employees, agents, or Affiliates, is in violation of any requirement pursuant to the USA Patriot Act, as amended, PL 107-56 (2001), or its implementing regulations set forth at 31 CFR 1010 et seq.; or to pursuant to the Bank Secrecy Act, as amended, 12 USC 1951 et seq., and/or the Currency and Foreign Transactions Reporting Act, as amended, 31 USC 5311 et seq.

(vii)
Neither it, nor to its knowledge, any of its directors, or officers, or any employees, agents, or Affiliate, is subject to any ongoing or threatened investigation, administrative or judicial orders in connection with its conduct, or activities, pursuant to the laws and regulations set forth in Section 6.1(r)(vi) above.

(viii)
Neither it, nor to its knowledge, any of its directors, or officers, or any employees, agents, or Affiliate, is, or has taken any action, directly or indirectly, that would result in a violation or any requirement pursuant to the laws and regulations set forth in Section 6.1(r)(vi) above.

(s)
Income Tax Returns. It has no knowledge of any pending assessments or adjustments of its income tax payable with respect to any year.

(t)
No Subordination. There is no agreement, indenture, contract or instrument to which it is a party or by which it may be bound that requires the subordination in right of payment of any of its obligations under this Agreement or any other Credit Document to which it is a party to any of its other obligations.

(u)
Debt. All Debt, including (i) indebtedness for borrowed money, (ii) any liability or obligation required to be characterized as debt in accordance with GAAP, (iii) any liability or obligation secured by a lien on any property, assets or undertaking owned or acquired, (iv) any other debt, liability or obligation of the Obligors, including Permitted Indebtedness are described on Schedule “G” attached hereto.

(v)
Collection Accounts and Deposit Accounts. The location, description and beneficiary of each Collection Account and Deposit Account is accurately set forth on Schedule “F”. Each applicable Obligor has instructed its Account Debtors to make all payments on account of such Obligor’s accounts receivable to such Obligor’s Collection Account. Other than the accounts described in Schedule “F”, such Obligor does not have or maintain any other bank accounts.

(w)
Other Obligations. It is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation, or liability except for amounts that are being contested and for which reasonable reserves under GAAP are maintained.

(x)
Subsidiaries. Other than as set out in Schedule “H”, no Obligor owns any securities or other Equity Interests in any Person.

(y)
Solvency. It is, and will, after the execution and delivery of this Agreement and the other Credit Documents to which it is a party, be, Solvent.

6.2
Survival and Repetition of Representations and Warranties

The representations and warranties set out in Section 6.1 will be deemed to be repeated by each Obligor as of the last Business Day of each month except to the extent that on or prior to such date:

(a)
the Borrower has advised the Agent in writing of a variation in any such representation or warranty; and

(b)
the Agent has approved such variation in writing.

ARTICLE 7  – COVENANTS

7.1
Affirmative Covenants

So long as this Agreement is in effect, and until the Obligations have been indefeasibly paid in full, and except as otherwise permitted by the prior written consent of the Agent, each Obligor covenants and agrees that it will:

(a)
make due and timely payment of the Obligations required to be paid by it under this Agreement or any other Credit Document;

(b)
satisfy the terms and conditions of this Agreement and any other Credit Document to which it is a party;

(c)
immediately advise the Agent of the occurrence of any Default or Event of Default;

(d)
continue to preserve and maintain its existence;

(e)
file all material tax returns which are or will be required to be filed by it, pay or make provision for payment of all material taxes (including interest and penalties) and Potential Priority Claims, which are or will become due and payable and provide adequate reserves for the payment of any tax, the payment of which is being contested;

(f)
give the Agent no less than 30 days prior notice of any intended Change of Control or other Liquidity Event (and unless otherwise expressly waived by the Agent in writing, the Borrower must repay all Obligations in full prior to or immediately upon the consummation of such Change of Control or Liquidity Event);

(g)
comply in all material respects with all Applicable Laws, including all Environmental Laws;

(h)
comply with (a) the Overall Borrowing Limit, and (b) each of the Revolver Borrowing Limit and the Term Borrowing Limit, at all times;

(i)
will use the Loan Advances under each Credit Facility solely for the purposes set out in Section 2.2;

(j)
immediately (and in any event within no more than five (5) days after receipt of same by any Obligor) advise the Agent of any material action requests or material violation notices received concerning it and hold the Agent harmless from and against any Losses, costs or expenses which the Agent or the Lenders may suffer or incur for any environment related liabilities existent now or in the future with respect to it except to the extent such Losses, costs or expenses have resulted from the gross negligence, bad faith or willful misconduct of the Agent and the Lenders;

(k)
immediately (and in any event within no more than three (3) days after any Obligor becomes aware) advise the Agent of any unfavourable change in its financial position which may adversely affect its ability to pay or perform its obligations in accordance with the terms of the Credit Documents;

(l)
keep its assets fully insured against such perils and in such manner as would be customarily insured by Persons carrying on a similar business or owning similar assets and, in addition, for any buildings located in areas prone to flood and/or earthquake, will insure and keep fully insured such buildings against such perils to the extent such insurance is available on commercially reasonable terms and would customarily be obtained;

(m)
at reasonable times and upon reasonable notice and upon 24 hours’ written or verbal notice (provided that upon the occurrence of an Event of Default, the Agent is permitted to do the following at any time and without notice) permit the Agent or its representatives, from time to time, (i) to visit and inspect its premises, properties and assets and examine and obtain copies of its records or other information, and (ii) to discuss its affairs with its auditors (in the presence of its representatives as it may designate) (and it hereby authorizes and directs any such third party to provide to the Agent or its representatives all such information, records or documentation reasonably requested by the Agent);

(n)
fully co-operate with each party conducting each quarterly field exam or due diligence and each annual appraisal or due diligence on behalf of the Agent and will reimburse the Agent for all costs associated with any such field exams and appraisals in accordance with Section 3.6 herein;

(o)
ensure that at all times the Agent shall have view access rights to each bank account maintained by the Obligors, including each of their Collection Accounts and Deposit Accounts;

(p)
if any Obligor receives any proceeds of items included in the Borrowing Base Amount or any other Collateral in its Deposit Accounts or any other bank accounts, within two (2) Business Days of receipt thereof, transfer such proceeds to a Collection Account;

(q)
conduct its business in compliance with applicable Anti-Terrorism and Corruption Laws and institute and maintain policies and procedures designed to promote and achieve compliance with such Anti-Terrorism and Corruption Laws;

(r)
maintain adequate books and records in accordance with GAAP consistently applied, and permit any representative of the Agent, at any reasonable time and upon reasonable notice, to inspect, audit and examine such books and records, to make copies of the same, and to inspect the properties of the Obligors;

(s)
preserve and maintain all licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of its business; and maintain in good standing its corporate existence and comply with the provisions of all documents pursuant to which it is organized and/or which govern its continued existence and comply in all material respects with the requirements of all Applicable Law applicable to it and/or its business;

(t)
upon the Agent’s request, provide the Agent with such information relating to any vendor number or similar identification of such Obligor by its end customers and/or suppliers;

(u)
if a Default or an Event of Default has occurred and is continuing, at the request of the Agent set aside the proceeds of any Collateral sold by it and hold it as trustee for the Agent and such shall remain part of the Collateral;

(v)
with respect to the Security:

(i)
defend the right, title and interest of it and the other Obligors in and to the Collateral against the claims and demands of all Persons whomsoever;

(ii)
provide to the Agent the Security required from time to time pursuant to Article 8 in accordance with the provisions of that Article 8, accompanied by supporting resolutions, certificates and opinions in form and substance satisfactory to the Agent and its counsel in their sole discretion;

(iii)
do, execute and deliver all such things, documents, security, agreements and assurances as may from time to time be requested by the Agent or any Lender, to ensure that the Agent holds at all times valid, enforceable, perfected first priority Lien from such Obligor for and on behalf of itself and the Lenders meeting the requirements of Article 8; and

(iv)
do, observe and perform all of its obligations in all matters and things necessary or expedient to be done, observed or performed by virtue of any Applicable Law for the purpose of creating, perfecting, maintaining or registering the Security, all of which shall at all times be duly and properly registered so as to preserve and protect the interest of the Agent and the Lenders therein;

(v)
promptly following the acquisition or formation of any other Subsidiary by an Obligor, including as the result of any Business Combination Transaction, cause such Subsidiary to do all such things and execute all such documents as may be reasonably required by the Agent to become a Guarantor hereunder and to grant in favour of the Agent a first ranking Lien over all of its assets and personal property (subject to Permitted Liens), including executing an instrument of assumption and joinder to this Agreement, a guarantee and a security agreement, each in a form satisfactory to the Agent;

(vi)
ensure that all distributions and other payments between or among the Obligors and all guarantees of the Obligations made by the Guarantors under any Credit Documents are made in compliance with Applicable Laws, including laws or regulations concerning capital maintenance, financial assistance and any requirement that a Person be Solvent at the time that such distributions, payments or guarantees are made;

(vii)
within 60 days after the date hereof, the Borrower shall have entered into Commodity Agreements with a notional quantity equal to the average projected monthly production volume on a bbl/d of oil basis (as determined based on the proceding rolling five month period) at the greater of (i) the NYMEX Price (WTI) at or in excess of U.S.$65.00/bbl and (ii) WTI crude oil spot price less U.S.$10.00, and the Borrower shall cause such Commodity Agreements; and

(viii)
comply with each of the post-closing undertakings, if any, described in Schedule “I”.

7.2
Negative Covenants

So long as this Agreement is in effect, and until the Obligations have been indefeasibly paid in full, and except as otherwise permitted by the prior written consent of the Agent, each Obligor covenants and agrees that it will not:

(a)
except for Permitted Liens, without the prior written consent of the Agent, grant, create, assume or suffer to exist any Lien affecting any of its properties, assets or other rights;

(b)
sell, transfer, convey, lease or otherwise dispose of any of its assets, properties or undertaking (excluding obsolete or otherwise superfluous tangible assets), other than (i) to any third party in the ordinary course of business and on commercially reasonable terms, or (ii) to any other Obligor;

(c)
provide any guarantee, financial assistance or otherwise provide for, on a direct, indirect or contingent basis, the payment of any monies or performance of any obligations by any other Person outside of the ordinary course of business, other than (i) payments to another Obligor; or (ii) Permitted Payments;

(d)
provide any funds or other property (subject to dispositions not restricted under Section 7.2(b)), including by way of loan, investment, contribution or otherwise to any Person other than (i) another Obligor; or (ii) Permitted Payments.

(e)
without giving the Agent fifteen (15) days prior notice in writing and obtaining the Agent’s consent, merge, amalgamate, sell all or substantially all of its assets, properties and undertaking or otherwise enter into any other form of business combination (each a “Business Combination Transaction”) with any other Person, including any of its Affiliates, and it will either: (i) if the Agent consents to such Business Combination Transaction, cause any such resulting Person to become a borrower or Guarantor, as applicable, hereunder and to grant such security and enter into such Credit Documents and other agreements as the Agent may reasonably require, provided that if the Borrower is a non-surviving entity of any Business Combination Transaction, then such action will constitute an Event of Default unless the surviving entity or purchaser shall assume the Obligations of the Borrower hereunder and under each other Credit Document to which the Borrower is a party, in each case on terms satisfactory to the Agent, and provide the Agent and each of the Lenders with other information in respect of such surviving entity or such purchaser, as applicable, and their respective authorized signing officers, as required pursuant to applicable Anti-Terrorism and Corruption Laws, including guidelines or orders thereunder; or (ii) if the Agent does not consent to such Business Combination Transaction, or the Borrower is a non-surviving entity and the surviving entity or purchaser does not assume the Obligations of the Borrower hereunder and under each other Credit Document to which the Borrower is a party or does not otherwise comply with the foregoing clause (i), the Borrower shall, on or prior to the closing of such Business Combination Transaction, repay all Obligations and this Agreement will be terminated immediately upon such repayment;

(f)
other than Permitted Payments, pay any Restricted Payment; provided, however, that no Permitted Payment (i) will be made during the continuance of any Event of Default, or (ii) if made would result in the occurrence of an Event of Default;

(g)
acquire any material Collateral located in, or move any material Collateral to, any jurisdiction without first executing and delivering all such Security and other documentation and completing all registrations, recordings and filings to grant in favour of the Agent a Lien in such Collateral and to render effective the Lien granted thereby, all in form and substance satisfactory to the Agent;

(h)
incur additional Debt other than Permitted Indebtedness;

(i)
permit (i) any Subsidiary to carry on business in the ordinary course, or (ii) permit any Subsidiary to maintain liabilities or assets, in each case unless the Borrower has caused such Subsidiary to execute and deliver to the Agent a guarantee and other security in accordance with this Agreement (together with such legal opinions and other supporting documents as the Agent reasonably requests), in each case within three (3) Business Days of such Subsidiary carrying on business or having any liabilities or assets, as applicable;

(j)
make, cause or permit (i) any amendment to, or (ii) the surrender, termination, non-renewal, or expiry of, any Material Agreement or Material Permit if the effect of such amendment would be reasonably likely to result in a Default or Event of Default;

(k)
either (i) amend, vary or terminate any Control Agreement, and (ii) amend, modify or otherwise change any banking instructions provided to the financial institution maintaining any Collection Account, which would result in the application of any funds from any Account Debtor to an account other than a Collection Account;

(l)
amend or supplement in a way that is detrimental to the Agent or any Lender, terminate, abandon, allow to expire or fail to renew any Material Permit or permit any other Person to use, become party to or otherwise have an interest in, any Material Permit, or take any action in furtherance of, or fail to take any action, which could be reasonably expected to result in any of the foregoing;

(m)
enter into any transaction with any Affiliate, other than another Obligor, except on terms no less favourable than could be obtained in an arm’s-length transaction; or

(n)
enter into any swaps, futures, hedges, foreign exchange or commodity transactions for spot or forward delivery, contracts or other derivative transactions for investment or speculative purposes (for greater certainty, the entering into of any such swaps, futures, hedges, foreign exchange or commodity transactions for spot or forward delivery, contracts or other transactions for protection against fluctuation in currency or interest rates or commodity prices is permitted).

7.3
Financial Covenants

So long as this Agreement is in effect, and until the Obligations have been indefeasibly paid in full, and except as otherwise permitted by the prior written consent of the Agent, the Borrower covenants and agrees that it will at all time maintain:

(a)
a Tangible Net Worth of at least $5,000,000 which will be tested monthly as at the end of each month;

(b)
an Interest Coverage Ratio of no less than 3.0:1 as at the end of each month commencing the first full calendar month following the Closing Date, for a rolling three month basis; and

(c)
a Debt-to-EBITDA Ratio of not greater than 3.00:1.00, which will be tested monthly at the end of each calendar month, commencing the first full calendar month following the Closing Date.

7.4
Reporting Covenants

So long as this Agreement is in effect, and until the Obligations have been indefeasibly paid in full, and except as otherwise permitted by the prior written consent of the Agent, each Obligor covenants and agrees that it:

(a)
will provide or cause to be provided to the Agent all of the following, in form and detail satisfactory to Agent:

(i)
annually, within 120 days after each fiscal year end of the Borrower, a copy of the audited financial statements of the Obligors for such fiscal year;

(ii)
quarterly, within 60 days after each calendar quarter end, internal financial reporting for each Obligor on a consolidated and unconsolidated basis;

(iii)
monthly:

(A)
within 20 days after the end of each calendar month:

(1)
internal management prepared financial statements of the Borrower and each other Obligor at the end of such calendar month on a consolidated and unconsolidated basis;

(2)
a trial balance of the Borrower and each other Obligor as at the end of such calendar month; and

(3)
a completed and executed Compliance Certificate;

(B)
within 10 days after the end of each calendar month, proof of all payments required to be made on all taxes owing by the Borrower and each other Obligor;

(C)
within 5 days after the end of each calendar month:

(1)
a certificate setting out the details of the Borrowing Base Amount (each a “Borrowing Base Certificate”) as at the last day of such calendar month;

(2)
account statements generated by the applicable bank for all Collection Accounts and Deposit Accounts of the Borrower and each other Obligor (if not available to the Agent through its view access of such Collection Accounts and Deposit Accounts);

(3)
a cash reconciliation, to the extent not provided in any Borrowing Base Certificate, reconciling all purchases, repayments, chargebacks, write-offs and any other transactions covering such calendar month;

(iv)
weekly, on the Friday of each calendar week, for the period covering the previous seven (7) days ending on the Thursday of such week:

(A)
a Borrowing Base Certificate as at the previous day (Thursday); and

(B)
a cash reconciliation, to the extent not provided in any Borrowing Base Certificate, reconciling all purchases, repayments, chargebacks, write-offs and any other transactions covering the prior week;

(v)
if and as requested by the Agent from time to time, copies of all original final Debtor Invoices, supply agreements and other documents relating to any amounts included in calculating the Borrowing Base Amount or otherwise relating to the Collateral; and

(vi)
such other documents and information as the Agent and the Borrower may mutually agree.

(b)
as requested by the Agent:

(i)
copies of all original final purchase orders, invoices, supply agreements and similar agreements; and

(ii)
copies of the annual budgets and business plans, including sales plans and revenue projections, for the Obligors, as available;

(c)
a periodic (but no more than monthly) business review of the Obligors on such terms and such basis as may be required by the Agent to determine compliance with the terms of this Agreement and the other Credit Documents;

(d)
promptly (but in no event more than five (5) Business Days after the Borrower receives knowledge of the occurrence of each such event or matter) give written notice to the Agent in reasonable detail of:

(i)
each meeting of the shareholders and/or the board of directors of any Obligor, together with copies of the minutes thereof and/or any resolutions adopted at such meeting;

(ii)
the occurrence of any Default or any Event of Default;

(iii)
any violation of any Applicable Law which results or could result in a Material Adverse Change;

(iv)
any litigation pending or threatened against any Obligor which could reasonably be expected to result in a Material Adverse Change;

(v)
any Lien or Adverse Claim, other than Permitted Liens, registered or alleged or asserted against any Collateral;

(vi)
any change in the name, the organizational structure or the jurisdiction of organization of any Obligor, including as a result of any amalgamation, arrangement, continuance, dissolution or any Business Combination Transaction involving such Obligor;

(vii)
any Account Debtor of an Obligor notifying such Obligor that such Account Debtor is contesting or disputing any Debtor Invoice having an outstanding amount of $100,000; and

(viii)
the occurrence of resulting in an Adverse Claim or other dispute with respect to the title of the Borrower to its assets.

7.5
Anti-Terrorism and Corruption Laws

(a)
Each Obligor acknowledges and agrees that:

(i)
the Agent and the Lenders are required to act in accordance with Anti-Terrorism and Corruption Laws, each of the Agent and the Lenders may take any action which it, in its sole and reasonable discretion, considers appropriate to take, to comply with Anti-Terrorism and Corruption Laws, and its internal policies relating to Anti-Terrorism and Corruption Laws, and such action may include but is not limited to (A) interception and/or investigation of any payment messages and other information or communications sent to or by the Obligors via the network and systems of the Agent and the Lenders, (B) investigation of any application for product or service, or drawdown or utilization of financing facility, by the Obligors, (C) making further enquiries as to whether a name which might refer to a sanctioned person or entity actually refers to that person or entity, (D) delaying, blocking or refusing any payment, provision of any product or service; or drawdown or utilization of any financing facility, and (E) giving any information about any transaction or activity to any person authorized under any Anti-Terrorism and Corruption Law or its internal policy relating to Anti-Terrorism and Corruption Laws to receive that information;

(ii)
third parties (including the government of the United States of America and other government authorities) may also take action under Anti-Terrorism and Corruption Laws, which may result in delays, blocking, seizure or confiscation of payments;

(iii)
the Agent and the Lenders will not be liable under this Agreement or any other Credit Document for loss (whether direct or consequential and including, without limitation, loss of profit or interest) or damage suffered by any party arising out of any delay or failure by any of the Agent or the Lenders in processing any payment messages, information or communications, performing any of its duties or other obligations in connection with any account, providing any product or service to any person, or effecting a drawdown or utilization of any financing facility, in each case caused in whole or in part by any steps which any of the Agent and the Lenders, in its sole and reasonable discretion, considers appropriate to take in accordance with Anti-Terrorism and Corruption Laws or its internal policies relating to Anti-Terrorism and Corruption Laws, or the exercise of any of the Agent’s and the Lenders’ rights under this Section, or any action taken by third parties in accordance with Anti-Terrorism and Corruption Laws; and

(iv)
in certain circumstances the action which any of the Agent and the Lenders may take may prevent or cause a delay in the processing of certain information, and none of the Agent and the Lenders warrants that any information on its respective systems relating to any payment messages or other information or communications which are the subject of any action taken pursuant to this Section is accurate, current or up-to-date at the time it is accessed, whilst such action is being taken.

(b)
Each Obligor agrees that it will not knowingly permit (i) any of the funds or property of such Obligor that are used to repay the Obligations to constitute property of, or be beneficially owned, directly or indirectly by, Embargoed Person, or (ii) any Embargoed Person to have any direct or indirect interest of any nature whatsoever in any Obligor with the result that the investment in such Obligor (whether directly or indirectly) is prohibited by any Applicable Law or such Obligor is in violation of any Applicable Law.

(c)
Each Obligor agrees that it will not directly or indirectly, use the proceeds of any Loan Advance hereunder, or use the proceeds thereof to make any investment in any other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, in each case to the extent doing so would violate any applicable Sanctions, or (ii) in any other manner that would be reasonably likely to result in a violation of Sanctions by any Person (including any Person participating in the loans or advances hereunder, whether as underwriter, advisor, investor or otherwise), and no part of the proceeds of the loans or advances hereunder will be used, directly or indirectly, for any payments that would be reasonably likely to constitute a violation of any applicable anti-bribery law.

ARTICLE 8  – SECURITY

8.1
Form of Security

As general and continuing security for the due payment and performance of the Obligations, the following Security shall be granted to the Agent (on behalf of itself and the Lenders), each in form satisfactory to the Agent:

(a)
a security agreement executed by the Borrower, pursuant to which, among other things, the Borrower shall grant to the Agent a first-priority Lien (subject to Permitted Liens) over all present and after-acquired assets and other personal property of the Borrower;

(b)
a guarantee executed by each Guarantor party hereto in favour of the Agent in respect of the Obligations;

(c)
a first priority charge/mortgage (subject to Permitted Liens) over the mineral rights and interests owned or held by each Obligor;

(d)
a pledge of all Equity Interests and other securities issued to any Obligor;

(e)
a Control Agreement (with trigger) in respect of each Collection Account of each Obligor, with the trigger thereunder to be delivered by the Agent immediately following closing;

(f)
a Control Agreement (with trigger) in respect of each Deposit Account of each Obligor, provided that the trigger thereunder shall not be permitted to be delivered by the Agent unless and until the occurrence of an Event of Default;

(g)
a limited recourse guarantee from Lion together with a pledge of all Equity Interests in the Borrower held by Lion;

(h)
a limited recourse guarantee from each shareholder of the Borrower together with a pledge of all Equity Interests in the Borrower held by such shareholder;

(i)
for any Guarantor that is not a party to this Agreement on the Closing Date, an instrument of assumption and joinder executed by such Guarantor, pursuant to which such Guarantor agrees to become a party to this Agreement, together with:

(i)
a guarantee executed by each Guarantor in favour of the Agent in respect of the Obligations;

(ii)
a security agreement executed by each Guarantor pursuant to which, among other things, such Guarantor shall grant to the Agent (i) a first-priority Lien (subject to Permitted Liens) over all present and after-acquired assets and other personal property of such Guarantor, (ii) a Lien over such Guarantor’s Collection Accounts, and (iii) a pledge of all Equity Interests and other securities issued to the Guarantor by the Borrower or any Person; and

(iii)
a first priority charge/mortgage (subject to Permitted Liens) over the mineral rights and interests owned or held by each Guarantor;

(j)
an assignment of insurance executed by each Obligor (in respect of any insurance policy maintained by or on behalf of such Obligor (other than third party liability insurance));

(k)
a Collateral Access Agreement in respect of any premises where any tangible personal property of an Obligor: (i) is located and where such premises are now owned by an Obligor, and (ii) where such premises are owned or controlled by a third party bailee, carrier or warehouse operator; and

(l)
such other security, agreements, documents or instruments that the Agent and it legal counsel may reasonably require.

ARTICLE 9  – DEFAULT

9.1
Events of Default

The occurrence of any of the following events (each an “Event of Default”) shall constitute a default under this Agreement:

(a)
the failure of the Borrower to pay when due any Outstanding Principal Obligation of any Loan Advances or any interest, fees or other amounts payable under this Agreement or any other Credit Document and such failure continues for five (5) Business Days following written notice from the Agent, provided that the Borrower shall not be entitled to rely on such cure more than four times in any rolling 12-month period, or to rely on two consecutive cures at any time);

(b)
the failure of any Obligor to observe or perform any covenant or obligation applicable to it under Sections 7.2 (Negative Covenants), 7.3 (Financial Covenants) or 7.4 (Reporting Covenants); provided that, if, in the opinion of the Agent, acting reasonably, such failure is capable of correction or remedy, then if it is not corrected or remedied to the satisfaction of the Agent, acting reasonably, for a period of 5 Business Days after the earlier of (i) the date on which any Obligor obtains knowledge thereof, and (ii) the date on which written notice of such failure has been given by the Agent to the Borrower (and provided that the Obligors shall not be entitled to rely on such cure (together with any other cure period contained in this Section 9.1) more than 4 times in any rolling 12-month period, or to rely on two (2) concurrent cures under this Section 9.1 or two (2) consecutive cures under this Section 9.1(b) at any time;

(c)
the failure of any Obligor to observe or perform any other covenant or obligation applicable to it under this Agreement or any Credit Document; provided that, if, in the opinion of the Agent, such failure is capable of correction or remedy, then if it is not corrected or remedied to the satisfaction of the Agent for a period of ten (10) days after the earlier of (i) the date on which any Obligor obtains knowledge thereof, and (ii) the date on which written notice of such failure has been given by the Agent to the Borrower (and provided that the Obligors shall not be entitled to rely on such cure more than four times in any rolling 12-month period, or to rely on two consecutive cures at any time);

(d)
any representation or warranty made by any Obligor in this Agreement, any other Credit Document or in any certificate or other document at any time delivered hereunder to the Agent or any of the Lenders prove to be incorrect, false or misleading in any material respect when furnished or made (other than a misrepresentation which is capable of being remedied by way of update to a disclosure schedule provided for herein), which misrepresentation is not cured to the satisfaction of the Agent within five (5) Business Days after the earlier of (i) the date on which any Obligor obtains knowledge thereof, and (ii) the date on which written notice of same has been given by the Agent to the Borrower (and provided that the Obligors shall not be entitled to rely on such cure more than four times in any rolling 12-month period, or to rely on two consecutive cures at any time);

(e)
if any Obligor ceases or threatens to cease carrying on its business or if a petition shall be filed, an order shall be made or an effective resolution shall be passed for the winding up or liquidation of any Obligor;

(f)
if a Bankruptcy Event of any Obligor occurs;

(g)
if a Change of Control or other Liquidity Event occurs (that has not been approved by the Agent);

(h)
if any direct or indirect shareholders of any Obligor who legally or beneficially owns greater than 5% of the outstanding shares of the Borrower sells or transfers the shares they legally or beneficially own in such Obligor (without the prior written consent of the Agent);

(i)
if a Borrowing Base Shortfall occurs and is not repaid within ten (10) Business Days of receipt of any applicable Repayment Notice (and provided that the Obligors shall not be entitled to rely on such cure more than four times in any rolling 12-month period, or to rely on two consecutive cures at any time);

(j)
if any material license, permit or approval required by any Applicable Law, policy or any Governmental Authority for the operation by any Obligor of its business shall be withdrawn, materially altered in a manner materially detrimental to the business or operations of such Obligor, or cancelled;

(k)
if any encumbrancer, or lien holder, or any person acting on their behalf, shall take possession of a material portion of the Collateral;

(l)
if any Obligor permits any sum which has been admitted as due by such Obligor or is not disputed to be due by it and which forms or is capable of being made a Lien on any Collateral in priority to the Security to remain unpaid after proceedings have been taken to enforce such charge;

(m)
if any Obligor defaults in the observance or performance of any provision relating to the indebtedness or liability of such Obligor to any Person (other than the Agent in respect of the Credit Documents), in an aggregate principal amount exceeding Threshold Amount, subject to any cure or grace periods provided for in the documentation providing for such indebtedness or liability;

(n)
the filing of a notice of judgment lien against any Obligor; or the recording of any judgment against any Obligor in any jurisdiction in which such Obligor has an interest in real property; or the service of a notice of levy and/or of a writ of attachment or execution, or other like process, against the assets of any Obligor; or the entry of a judgment against any Obligor, where the amount of such judgement is in excess of the Threshold Amount and remains unpaid and unappealed for a period of sixty (60) days;

(o)
if any proceeds of any Collateral are deposited in any bank account or credit union account other than a Collection Account contrary to the provisions in this Agreement and such proceeds are not transferred and deposited into the Collection Account within one (1) Business Day;

(p)
if any Obligor denies its obligations under any Credit Document or claims any of the Credit Documents to be invalid, unenforceable, or of no further force or effect in whole or in part;

(q)
if any of the Security shall cease to be a valid and perfected first ranking priority Lien in the Collateral;

(r)
either (i) an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Obligor or ERISA Affiliate under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC that either individually or in the aggregate could reasonably be expected to result in a Material Adverse Change, or (ii) any Obligor or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan and any Obligor becomes subject to liability in an aggregate amount in excess of the Threshold Amount.

9.2
Remedies on an Event of Default

Upon the occurrence of any Event of Default: (a) all indebtedness, liabilities and obligations of the Borrower under this Agreement and each of the other Credit Documents to which it is a party, any term hereof or thereof to the contrary notwithstanding, shall at the Agent’s option and without notice become immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are hereby expressly waived by the Borrower; (b) the obligation, if any, of the Lenders to extend any further credit under this Agreement or any of the other Credit Documents shall immediately cease and terminate; and (c) the Agent and the Lenders shall have all rights, powers and remedies available under this Agreement and each of the other Credit Documents, or accorded by law, including the right to resort to any or all Security for any credit subject hereto and to exercise any or all of the rights of a beneficiary or secured party pursuant to all Applicable Law. All rights, powers and remedies of the Agent and the Lenders may be exercised at any time by the Agent and the Lenders and from time to time upon the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

ARTICLE 10  – INDEMNITY

10.1
Indemnity

The Obligors shall, and do hereby, jointly and severally indemnify the Indemnified Persons against all suits, actions, proceedings, claims, Losses, expenses (including fees, charges and disbursements of counsel), damages and liabilities that the Agent or any of the Lenders may sustain or incur as a consequence of (i) any default by the Borrower, any other Obligor or any other Person (other than the Agent and the Lenders) under this Agreement or any other Credit Document to which the Borrower, such Obligor or such Person is a party, (ii) any misrepresentation contained in any writing delivered to the Agent or the Lenders by the Borrower, any other Obligor or any other Person in connection with this Agreement, (iii) the use of proceeds of the Credit Facilities, or (iv) any indemnity obligations of the Agent under or in connection with any Collateral Access Agreement or Control Agreement, except that no Indemnified Person shall be indemnified for any of the foregoing matters to the extent the same resulted from its own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

ARTICLE 11  – CONFIDENTIALITY

11.1
Transactions to Remain Confidential

Each Obligor agrees not to file a copy of this Agreement or any other Credit Document in any manner, or otherwise disclose any information contained therein, except (a) on a confidential basis to its officers, directors, employees, accountants, lawyers and other professional advisors; (b) to any bona fide existing or prospective investor or purchaser of the Equity Interests of an Obligor or all or substantially all of the assets of an Obligor, in each case to the extent permitted hereunder, provided that each such Person agrees in writing with the Agent to maintain the confidentiality of such information in accordance with the provisions of this Section 11.1; and (c) as may be required pursuant to Applicable Law. If any such disclosure is required pursuant to Applicable Law, the Borrower (and any Person required to make such disclosure) will, to the extent not prohibited by Applicable Law or any binding order of a court of other applicable Governmental Authority to do so, provide at least seven (7) days’ (or such lesser period of notice as Obligor may be permitted by Applicable Law or any binding order of a court of other applicable Governmental Authority, if any) prior written notice to the Agent before making such disclosure and during such period the Agent may advise the Borrower as to which portions of such Credit Documents shall be redacted in order to protect the rights of the Agent and the Lenders to maintain the confidentiality of information which the Agent and the Lenders believe is confidential and proprietary to them. Each Obligor agrees to comply (and to cause any other Person described above in clause (a), (b) or (c) that is required to make such disclosure to comply) with any such request and the said seven (7) days’ notice provision unless such compliance would contravene Applicable Law. The terms of this paragraph shall survive the termination of this Agreement.

ARTICLE 12  – GENERAL

12.1
Recitals

The recitals to this Agreement are incorporated as an integral part of this Agreement.

12.2
Entire Agreement

This Agreement, including any Schedules attached to this Agreement constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. There are no representations, warranties or other agreements, whether oral or written, between the parties in connection with the subject matter of this Agreement except as specifically set out in this Agreement.

12.3
Amendments

No amendment, supplement, modification, waiver or termination of this Agreement is binding on the parties unless it is in writing and signed by all of the parties.

12.4
Waiver

No delay, failure or discontinuance of the Agent or any of the Lenders in exercising any right, power or remedy under any of the Credit Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by the Agent or any Lender of any breach of or default under any of the Credit Documents must be in writing and shall be effective only to the extent set forth in such writing.

12.5
Invalidity

If any provision of this Agreement or any part of any provision of this Agreement is held to be invalid, illegal or unenforceable by a court of competent jurisdiction, such provision or part will not affect the validity, legality or enforceability of any other provision of this Agreement or the balance of any provision of this Agreement absent such part and such invalid, illegal or unenforceable provision or part is deemed to be severed from this Agreement and this Agreement will then be construed and enforced as if such invalid, illegal or unenforceable provision or part had never been included in this Agreement.

12.6
Time

Time is of the essence of this Agreement and no extension or variation of this Agreement operates as a waiver of this provision. When calculating the period of time within which or following which any act is to be done or step taken pursuant to this Agreement, the date which is the reference date in calculating such period is excluded. If the last day of such period is not a Business Day, the period in question ends on the next following Business Day.

12.7
Further Assurances

The parties shall with reasonable diligence do all things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement. Each party shall provide and execute such further documents or instruments as may be reasonably required by any other party, exercise its influence and do and perform or cause to be done or performed such further and other acts as may be reasonably necessary or desirable to effect the purpose of and to carry out the provisions of this Agreement.

12.8
Notice

Any notice or other communication required or permitted to be given by this Agreement must be in writing and will be effectively given if:

(a)
delivered personally;

(b)
sent by prepaid courier service;

(c)
sent by registered mail;

(d)
sent by fax or email,

in the case of notice to:

(i)
the Borrower or any other Obligor:

Phoenix Capital Group Holdings, LLC
5601 S Broadway, Ste 240
Littleton, CO 80121Attention: Lindsey Wilson
Email: LW@phxcapitalgroup.com

(ii)
the Agent or any of the Lenders:

c/o Cortland Credit Lending Corporation
Royal Bank Plaza, South Tower
200 Bay Street, Suite 3230
Toronto, Ontario M5J 2J2

Attention: Sean Rogister, CEO
Email: srogister@cortlandcredit.ca

or at such other address as the party to whom such notice or other communication is to be given advises the party giving same in the manner provided in this Section 12.8. Any notice or other communication delivered personally or by prepaid courier service will be deemed to have been given and received on the day it is so delivered at such address, unless such day is not a Business Day in which case it will be deemed to have been given and received on the next following Business Day. Any notice or other communication sent by registered mail will be deemed to have been given and received on the third Business Day following the date of its mailing. Any notice or other communication sent by fax or email will be deemed to have been given and received on the day it is sent provided that such day is a Business Day and it is sent before 5:00 p.m. on such day, failing which it will be deemed to have been given and received on the first Business Day after it is sent. Regardless of the foregoing, if there is a mail stoppage or labour dispute or threatened labour dispute which has affected or could affect normal mail delivery by Canada Post, then no notice or other communication may be delivered by registered mail.

12.9
Counterparts and Execution

This Agreement may be executed in one or more counterparts, each of which when so executed shall constitute an original and all of which together shall constitute one and the same Agreement.

12.10
Electronic Execution of Certain Documents

The words “delivery”, “execution,” “signed,” “signature,” and words of like import in any Credit Document or any other document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, provided, that notwithstanding anything contained herein to the contrary the Agent is under no obligation to agree to accept electronic signature in any form or in any format unless expressly agreed to by the Agent pursuant to procedures approved by it.

12.11
Assignability

No Obligor may assign or transfer its interests or rights hereunder without the Agent’s prior written consent. The Agent and each of the Lenders reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, the Agent’s or such Lender’s rights and benefits under each of the Credit Documents and, in connection therewith, the Agent and/or such Lender may disclose, notwithstanding anything else herein contained, all documents and information which the Agent and such Lender now has or may hereafter acquire relating to any credit subject hereto, any Obligor or such Obligor’s business or any Collateral required hereunder provided that the legal and out-of-pocket costs of the Agent and Lenders in respect such assignment shall be to the account of the Agent and Lenders.3

12.12
No Adverse Presumption

This Agreement has been negotiated and approved by the parties and, notwithstanding any rule or maxim of law or construction to the contrary, any ambiguity or uncertainty will not be construed against either of the parties by reason of the authorship of any of the provisions of this Agreement.

12.13
Binding Effect

This Agreement enures to the benefit of and is binding on the parties and their respective successors and permitted assigns.

12.14
GOVERNING LAW

THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS (EXCEPT, AS TO ANY OTHER CREDIT DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT (EXCEPT, AS TO ANY OTHER CREDIT DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE PROVINCE OF ONTARIO AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN.

12.15
SUBMISSION TO JURISDICTION

EACH OBLIGOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE AGENT OR ANY RELATED PARTY OF THE AGENT IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE PROVINCE OF ONTARIO SITTING IN THE CITY OF TORONTO, AND ANY APPELLATE COURT FROM ANY THEREOF, (EXCEPT, AS TO ANY OTHER CREDIT DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH ONTARIO COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER CREDIT DOCUMENT SHALL AFFECT ANY RIGHT THAT THE AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AGAINST ANY OBLIGOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

12.16
WAIVER OF VENUE

EACH OBLIGOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT IN ANY COURT REFERRED TO IN SECTION 12.15. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

12.17
SERVICE OF PROCESS

EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 12.8, TO THE EXTENT PERMITTED BY APPLICABLE LAW. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

12.18
WAIVER OF JURY TRIAL

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

12.19
Lenders

(a)
Each Obligor acknowledges and agrees that the Agent is acting as administrative and collateral agent for certain third parties, including any Affiliate of the Agent, that agrees with the Borrower to be bound by the terms of this Agreement from time to time (collectively, the “Lenders” and each is, individually a “Lender”). Each Obligor acknowledges and agrees that the Agent shall be entitled to disclose, on a confidential basis, all information received by it regarding the Borrower, any Obligor, the Collateral, the Credit Facility, this Agreement and any other Credit Document to: (i) each Lender, each prospective Lender, any Person purchasing notes, units or otherwise providing funding, directly or indirectly, to any Lender (or any prospective Lender), each prospective assignee or participant, and the officers, directors, employees, accountants, lawyers and other professional advisors of the Agent, any Lender, any prospective Lender and any prospective assignee or participant (each a “Receiving Party”) provided that each Receiving Party agrees to maintain the confidentiality of any such information in respect of which the Agent has any duty of confidentiality to the Borrower or any Obligor; (ii) to any rating agencies rating the indebtedness of a Lender, provided such rating agencies are bound by customary confidentiality agreements; (iii) to any agent of the Agent or any Lender to the extent necessary to enforce any rights which the Agent or such Lender may have to collect any amounts in respect of the Credit Documents or the Collateral, provided such agent has agreed in writing to be bound by the provision of this Agreement in respect of such information; (iv) to the extent required for any registration or filing required to perfect any of the Agent’s Liens contemplated any Security or other Credit Document; and (v) as may be required by Applicable Law. The Agent and the Lenders confirm that, regardless of the number and identity of the Lenders, the Obligors will only be required to act in accordance with the instructions of the Agent, and no Lender will have an independent cause of action or remedy against the Obligors directly, it being understood that each Lender has appointed, or will appoint, the Agent as its sole and exclusive administrative and collateral agent in connection with the transactions contemplated by this Agreement.

(b)
The Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a register for the recordation of the names and addresses of the Lenders and principal amounts and stated interest of the Credit Facilities owing to each Lender, pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive (absent manifest error) and the Borrower, the Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender for all purposes of this Agreement. The Register shall be available for inspection by the Obligors and any Lender, as the case may be, at any reasonable time and from time to time upon reasonable prior notice. In establishing and maintaining the Register, the Agent shall serve as the Borrower’s non-fiduciary agent solely for tax purposes and solely with respect to the actions described in this Section 12.19.

[signature pages follow]

1 NTD: Term and Revolver are both backed by the borrowing base.

2 NTD: cash sweeps will get applied to balance owing under Revolving Facility

3 NTD: confidentiality in respect of an assignment by the Agent or Lenders is dealt with by s.12.19.

IN WITNESS WHEREOF the parties have executed this Credit Agreement.

CORTLAND CREDIT LENDING CORPORATION, as Agent

By:	/s/ Sean Rogister
Name:	Sean Rogister
Title:	CEO

By:	/s/
Name:
Title:

PHOENIX CAPITAL GROUP HOLDINGS, LLC., as Borrower

By:	/s/ Lindsay Wilson
Name:	Lindsay Wilson
Title:	Manager

By:	/s/
Name:
Title:

I/We have authority to bind the corporation.

LION OF JUDAH CAPITAL, LLC, as Guarantor

By:	/s/ Daniel Ferrari
Name:	Daniel Ferrari
Title:	Co-Manager

By:	/s/ Charlene Ferrari
Name:	Charlene Ferrari
Title:	Co-Manager

I/We have authority to bind the corporation.

SCHEDULE “A”

DEFINED TERMS

As used in this Agreement and unless otherwise stated herein, the terms set out below will have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“$” means United States dollars.

“Acceleration Events” means, collectively: (a) the occurrence of a Bankruptcy Event with respect to any Obligor; (b) the date of any Liquidity Event that is not approved by the Agent; (c) following the occurrence of any Event of Default that expressly includes a cure period, the date that such cure period expires without such Event of Default being cured; and (d) upon the occurrence and during the continuation of any Event of Default; except, in each case, as otherwise permitted by the terms of this Agreement or unless otherwise waived by the Agent, and “Acceleration Event” means any one of them.

“Accordion Expansion” means any additional commitments under the Revolving Facility in excess of the Initial Revolver Commitment, such additional commitments in aggregate not to exceed $10,000,000 in total.

“Account Debtor” means any account debtor (as defined in the UCC) of the Borrower.

“Accounts Receivable” means all debts, accounts (including all “accounts” as defined in the UCC), claims, demands, monies and choses in action which are now or which may at any time hereafter be due, owing to or accruing due to or owned by the Borrower, together with all books, records, documents, papers and electronically recorded data and any other documents or information of any kind which in any way evidences or relates to any or all of the said debts, accounts, claims, demands, monies and choses in action.

“Adverse Claim” means a lien, security interest, mortgage, pledge, charge, encumbrance, assignment, hypothec, title retention agreement, ownership interest, which would constitute a prior ranking claim to the Collateral, of or through any Person including any filing or registration made in respect thereof.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, and includes any Subsidiary.

“Agent” means Cortland Credit Lending Corporation, a corporation formed under the laws of the Province of Ontario, in its capacity as agent for and on behalf of the Lenders, and includes its successors and assigns.

“Agreement” means this credit agreement, as same may be amended, revised, replaced, supplemented or restated from time to time.

“Anti-Terrorism and Corruption Laws” means any laws, rules and regulations of any Governmental Authority relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering, corruption or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such laws, rules and regulations, including the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the Corruption of Foreign Public Officials Act (Canada), the Bribery Act (U.K.), the Executive Order, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, and the Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., all as amended, supplemented or replaced from time to time.

“Applicable Laws” means, with respect to any Person, all international, foreign, federal state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, administrative or judicial precedents or authorities, including interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licences, authorization and permits of, and agreements with, any Governmental Authority applicable to such Person or any of its properties or assets, and “Applicable Law” means any one of them.

“Approved Appraised Value” means the net orderly liquidation value of the Collateral, such value to be determined by an appraiser approved and selected by the Agent and such appraisal to be conducted once at any time in each calendar year.

“Approved Royalty Assets” means Royalty Assets which meet the Royalty Eligibility Criteria.

“Bankruptcy Event” means an Involuntary Bankruptcy Event or a Voluntary Bankruptcy Event.

“Blocked Person” means that is named as a “specially designated national and blocked Person” on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list.

“Borrower” means Phoenix Capital Holdings Group, LLC, a corporation existing under the laws of the State of Delaware, and includes its successors and permitted assigns.

“Borrowing Base Amount” means the calculations prepared by the Borrower and reviewed by the Agent from time to time which calculated the availability under the Credit Facilities using criteria set out for Approved Royalty Assets, and calculated as follows, collectively, without duplication:

(a)
the Royalty Availability; less

(b)
the value of any Potential Priority Claims; less

(c)
the Dilution Reserve; less

(d)
any amounts owing by any Obligor for outstanding any unpaid taxes (including income taxes, sales taxes, import/export duties, etc.); less

(e)
100% of the value of any assets that form part of the Collateral that are subject to an existing Priority Lien, or over which a Priority Lien may be registered at any point in the future (such as a purchase money lien).

“Borrowing Base Certificate” has the meaning given to that term in Section 7.4(a).

“Borrowing Base Shortfall” has the meaning given to that term in Section 5.3.

“Borrowing Notice” has the meaning given to that term in Section 2.3(b).

“Business Combination Transaction” has the meaning given to that term in Section 7.2(e).

“Business Day” means any day other than a Saturday, a Sunday or a statutory holiday observed in the Provinces of Ontario or State of Colorado or any other day on which the principal banks located in the Province of Ontario or the State of Colorado are not open for business during normal business hours.

“Change of Control” means the occurrence of any of the following: (a) any material Change of Management, (b) Lion of Judah Capital, LLC ceasing to Control the Borrower or any Obligor that is a Subsidiary of the Borrower; (c) the sale, assignment or other transfer of (i) all or substantially all of the assets of any Obligor, (ii) any material business of any Obligor, or (iii) a material portion of the Collateral (in case whether in a single transaction or a series of transactions); or (d) any transaction or series of transactions whereby any Person or group of Persons, acting jointly or otherwise in concert, acquire the right, by contract or otherwise, to direct the management and activities of the Obligors;

“Change of Management” means that Curtis Allan, Lindsey Wilson or Kris Wood (collectively the “Principals”) shall cease for any reason, including termination of employment, death or disability, to substantially perform the functions and services currently being performed by such individual for the Borrower, and the Borrower shall fail, for a period of 90 consecutive days following the earliest date that such individual may be considered disabled or shall have otherwise ceased to perform his or her functions with the Borrower as aforesaid, to replace such individual with an individual or individuals acceptable to the Agent (it being acknowledged for the avoidance of doubt that if any of the Principals shall cease to perform their functions with the Borrower as aforesaid, any permanent replacement therefor (excluding for the avoidance of doubt any temporary, interim replacement) shall nevertheless be required to be acceptable to the Agent.

“Closing Date” means the date on which the conditions precedent to the Initial Loan Advance under each Credit Facility have been satisfied.

“Code” means the Internal Revenue Code of 1986, as amended (or any successor statute).

“Collateral” means all of the present and after-acquired undertaking, property and assets of each Obligor, and all other property and proceeds therefrom subject to the Security, whether now or hereafter existing.

“Collateral Access Agreement” means an agreement between the Agent and the owner of each location where tangible elements of the Collateral are held, located or stored, which provides the Agent with rights of access to such Collateral.

“Collection Accounts” means, collectively, each of the accounts established by the Obligors described in Schedule “F” attached hereto, in each case over which the Agent shall, both prior to and following the occurrence of an Acceleration Event, have dominion and control, pursuant and subject to the terms of a Control Agreement.

“Commitment Fee” means, (i) prior to the Accordion Expansion, the Initial Commitment Fee, and (ii) after the Accordion Expansion, if any, the aggregate of the Initial Commitment Fee and the Additional Commitment Fee.

"Commodity Agreements" means any agreement for the making or taking of delivery of any commodity (including Petroleum Substances and electricity), any commodity swap agreement, floor, cap or collar agreement or commodity future, forward, derivative or option transaction or other similar agreement or arrangement, or any combination thereof, entered into by the Borrower or any Subsidiary where the subject matter of the same is any commodity or the price, value or amount payable thereunder is dependent or based upon the price of any commodity or fluctuations in the price of any commodity, but shall not include any agreement for the making or taking of physical delivery of any commodity (including Petroleum Substances and electricity) in the ordinary course of business or the physical purchase or sale of any commodity (including Petroleum Substances and electricity) by the Borrower or a Subsidiary entered into in the ordinary course of business unless either (a) such agreement is with a bank, investment bank, securities dealer, insurance company, trust company, pension fund, institutional investor or any other financial institution or any Affiliate of any of the foregoing, but excluding any physical sales made to any such person where the sale is made on a floating price based on current market prices and where the sale is not entered into for the purposes described in (b) of this definition, or (b) such agreement is entered into for hedging purposes or otherwise for the purpose of eliminating or reducing the financial risk or exposure of the Borrower or a Subsidiary thereof to fluctuations in the prices of commodities (including Petroleum Substances and electricity) (and, for certainty, any such agreement referred to in (a) or (b) of this definition shall constitute a “Commodity Agreement” for all purposes hereof).

“Compliance Certificate” has the meaning given to that term in Section 4.2(c).

“Contaminant” includes any pollutant, dangerous substance, liquid waste, industrial waste, hazardous material, hazardous substance or contaminant including any of the foregoing as defined in any Environmental Law.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise, and “Controlling” and “Controlled” have meanings correlative thereto.

“Control Agreement” means, (a) with respect to each Collection Account, an agreement among the Agent, the applicable Obligor and the applicable deposit bank or credit union, pursuant to which the Agent will be granted exclusive control over such Collection Account and the cash deposited therein as of the Closing Date (i.e., a blocked account agreement without trigger or non-springing deposit account control agreement), and (b) with respect to each Deposit Account, an agreement among the Agent, the applicable Obligor and the applicable deposit bank or credit union, pursuant to which the Agent will be granted the right to exercise exclusive control over such Deposit Account following the occurrence of an Acceleration Event that is continuing (i.e., a blocked account agreement with trigger or a springing deposit account control agreement).

“Credit Documents” means, collectively: (a) this Agreement, (b) the Security and each other document, agreement, instrument and certificate delivered to the Agent or any Lender by the Obligors or any other Person on the Closing Date; and (c) all present and future security, agreements, documents, certificates and instruments delivered by the Obligors or any other Person to the Agent or any Lender pursuant to, or in respect of the agreements and documents referred to in clause (b); in each case as the same may from time to time be supplemented, amended, restated or amended and restated, and “Credit Document” shall mean any one of the Credit Documents.

“Credit Facilities” has the meaning given to that term in Section 2.1.

“Debt” means, with respect to any Person, (a) indebtedness for borrowed money, (b) obligations or liabilities, contingent, unmatured or otherwise (including under any indemnities), incurred other than in the ordinary course of business, (c) any obligation secured by a lien on any property, assets or undertaking owned or acquired, and (d) any other debt or liability of such Person, excluding obligations or liabilities incurred in the ordinary course of business.

“Debt Securities” means, with respect to any Person, any and all bond, certificate of deposit, debenture or other or other instrument evidencing Debt of such Person owing to the holder of same.

“Debt-to-EBITDA Ratio” means the ratio of (a) the daily average outstanding principal balance under the Credit Facilities for the past three calendar months divided by (b) the reported EBITDA of the Borrower on a consolidated basis over the same period multiplied by four.

“Debtor Invoice” mean any invoice issued by the Borrower to an Account Debtor from time to time, copies of which shall be provided to the Agent if and when requested by the Agent or otherwise in accordance with this Agreement.

“Default” means any condition, event or act which with the giving of notice or the passage of time or both would constitute an Event of Default.

“Deferred Debt” means all unsecured amounts owing by the Borrower in respect of its acquisition(s) of Royalty Assets, the amount of which as of the date hereof is set out in Schedule “G”.

“Deposit Accounts” means, collectively, each account established by an Obligor, other than the Collection Accounts, in each case over which the Agent shall, following the occurrence of an Acceleration Event, have dominion and control, pursuant and subject to the terms of a Control Agreement.

“Dilution Reserve” means a reserve, in an amount determined by the Agent in its sole discretion, relating to the dilution of any Accounts Receivable due to, among other things, bad debt write-offs, trade discounts, returned goods, invoicing errors and other adjustments.

“Early Termination Fee” means an amount equal to 2.5% of the Total Commitment if one or both of the Credit Facilities are terminated within twelve (12) months immediately following the Closing Date.

“EBITDA” means, for any test period, net income from continuing operations plus, to the extent deducted in determining net income, Interest Expense, amounts deducted in respect of the provision for income taxes, amounts deducted in respect of non cash items, including depreciation, amortization, any non-cash impairment charges and any other non-cash charges income taxes, for such period, and, to the extent applicable, all transaction costs in respect to closing of this Agreement and the delivery of the Credit Documents.

“Embargoed Person” means any Person subject to sanctions or trade restrictions under United States law that is identified on (i) the “List of Specially Designated Nationals” and “Blocked Persons” maintained by OFAC and/or on any other similar list maintained by OFAC pursuant to any authorizing statute including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Order or Applicable Law promulgated thereunder, or (ii) the Executive Order, any related enabling legislation or any other similar Executive Orders.

“Environmental Activity” means any activity, event or circumstance in respect of a Contaminant, including its storage, use, holding, collection, purchase, accumulation, assessment, generation, manufacture, construction, processing, treatment, stabilization, disposition, handling or transportation, or its Release into the natural environment, including movement through or in the air, soil, surface water or groundwater.

“Environmental Laws” means all applicable laws relating to the environment or occupational health and safety, or any Environmental Activity.

“Equity Interests” means, with respect to any Person, any and all shares, units, partnership interests, participations, rights in, or other equivalents (however designated and whether voting and non-voting) of, such Person’s capital, whether outstanding on the Closing Date or issued thereafter, including any interest in a joint venture, partnership, limited partnership or other similar Person and any beneficial interest in a trust, and any and all rights, securities, warrants, debt securities, options or other rights exchangeable for or convertible into any of the foregoing.

“Equity Securities” means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting and non-voting) of, such Person’s capital, whether outstanding on the Closing Date or issued thereafter, including any interest in a partnership, limited partnership or other similar Person and any beneficial interest in a trust, and any and all rights, warrants, Debt, Debt Securities, options or other rights exchangeable for or convertible into any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended (or any successor statute).

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of any Obligor or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal, within the meaning of Title IV of ERISA, by any Obligor or any ERISA Affiliate from a Multiemployer Plan or receipt by any Obligor or any ERISA Affiliate of notification that a Multiemployer Plan is in reorganization, within the meaning of Title IV of ERISA; (d) the filing of a notice of intent to terminate or the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan or Multiemployer Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or, to the best knowledge of any Obligor, any Multiemployer Plan; (g) the determination that any Pension Plan or Multiemployer Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA or contributions due but not delinquent under the Pension Funding Rules, upon the Borrower or any ERISA Affiliate.

“Event of Default” has the meaning given to that term in Section 9.1.

“Excluded Taxes” means, with respect to the Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of a Obligor hereunder or in connection herewith, (i) taxes imposed on or measured by its net income or capital (however denominated), franchise taxes imposed on it (in lieu of net income taxes) and branch profits taxes imposed on it, in each case, (a) by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or in which it has a permanent establishment or branch (as those phrases are defined in the relevant jurisdictions) or (b) that are Other Connection Taxes, (ii) in the case of a Lender, taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Credit Facility or a Loan Advance pursuant to a law in effect on the date on which (a) such Lender acquires such interest in the Credit Facility or Loan Advance (other than pursuant to an assignment request by Borrower under Section 12.11) or (b) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 12.19, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iii) Taxes attributable to the Agent’s, any Lender’s or any other recipient’s failure to comply with Section 12.19, and (iv) withholding taxes imposed under FATCA.

“Executive Order” means Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as amended from time to time.

 “Existing Debt” means the indebtedness of the Obligors set out in Schedule “G”.

“Extension Period” has the meaning given to that term in Section 5.1(a).

“Facility Term” has the meaning given to that term in Section 5.1(b).

“FATCA” means: (a) Sections 1471 to 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), or any associated regulations or other official guidance; (b) any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the United States and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above; or (c) any agreement pursuant to the implementation of paragraphs (a) or (b) above with the United States Internal Revenue Service, the government of United States of America or any Governmental Authority in any other jurisdiction.

“FCPA” means the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”), as amended from time to time.

“Foreign Lender” means any Lender that is not a U.S. Person.

“Funded Debt” means, at any time for the fiscal period then ended, all obligations for borrowed money which bears interest or to which interest is imputed plus, without duplication, all obligations for the deferred payment of the purchase of property, all capital lease obligations and all indebtedness secured by purchase money security interests, but excluding Postponed Debt.

“GAAP”, when used in respect of accounting terms or accounting determinations relating to a Person, means generally accepted accounting principles in effect from time to time in Canada, including, to the extent the same are adopted by such Person, the International Financial Reporting Standards.

“Governmental Authority” means the government of Canada or the United States or any other nation or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body (including any self-regulatory body), court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantors” means, collectively, each future Affiliate or subsidiary of any Obligor that becomes a guarantor of the Obligations in accordance with the terms of this Agreement, excluding any limited recourse guarantor, and each of them is a “Guarantor”.

“Included Taxes” has the meaning given to that term in Section 5.6(a).

“Indemnified Person” means the Agent, each Lender, their respective Affiliates, agents, representatives, attorneys, and any receiver or receiver and manager appointed by the Agent, and the respective officers, directors and employees of each of the foregoing persons.

“Initial Revolver Commitment” means $13,000,000.

“Initial Commitment Fee” has the meaning given to that term in Section 3.4.

“Initial Loan Advance” means the first Loan Advance made pursuant to Section 2.3(a) on the Closing Date.

“Initial Term” has the meaning given to that term in Section 5.1(a).

“Interest Coverage Ratio” means, for any test period, the ratio of (a) EBITDA for such period, and (b) the total of Interest Expense in respect of Funded Debt (and any interest payments on Postponed Debt otherwise permitted by the Agent) for such period.

“Interest Expense” means, for any fiscal period, the aggregate cost of advances of credit outstanding during that period including interest charges, capitalized interest, the interest component of capital leases, fees payable in respect of letters of credit and letters of guarantee and discounts incurred and fees payable in respect of bankers’ acceptances.

“Interest Expense” means, for any fiscal period, the aggregate cost of advances of credit outstanding during that period including interest charges, capitalized interest, the interest component of capital leases, fees payable in respect of letters of credit and letters of guarantee and discounts incurred and fees payable in respect of bankers’ acceptances.

“Interest Payment Date” means, with respect to each Loan Advance, the last day of each calendar month.

“Interest Rate” means a rate per annum equal to the greater of (a) 10.50% and, (b) the TD Bank US Prime Rate, plus 7.25%.

“Involuntary Bankruptcy Event” means, without the consent or acquiescence of the applicable Person, the entering of an application for an order for relief or approving a petition or court order for relief or reorganization or any other petition or order seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, monitoring or other similar relief under any present or future bankruptcy, insolvency or similar process under Applicable Law, or the filing of any such petition or order against such Person or, without the consent or acquiescence of such Person, the entering of an order appointing a trustee, monitor, custodian, inspector, receiver or liquidator of such Person or of all or any substantial part of the undertaking or property of such Person; unless (i) such Person is diligently defending such proceeding in good faith and on reasonable grounds as determined by the Agent, and (ii) such proceeding does not in the opinion of the Agent materially adversely affect the ability of such Person to carry on its business and to perform and satisfy all of its obligations herein.

“Lender” and “Lenders” have the meanings given to those terms in Section 12.19.

“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property or other priority or preferential arrangement of any kind or nature whatsoever, in each case to secure payment of a debt or performance of an obligation, including any conditional sale or any sale with recourse.

“Lion” means Lion of Judah Capital, LLC, a corporation existing under the laws of the State of Delaware, and includes its successors and permitted assigns.

“Liquidity Event” means (a) any public offering of Equity Interests by an Obligor or the Person who Controls such Obligor, (b) any Change of Control, or (c) any transaction or series of transactions resulting in the assignment, sale, transfer or other disposition of any material business or a material portion of the Collateral of the Obligors, taken together.

“Loan Advance” and “Loan Advances” have the meanings given to those terms in Section 2.3.

“Loss” means any loss whatsoever, whether direct or indirect, including expenses, costs, damages, judgments, penalties, awards, assessments, fines and any and all fees, disbursements and expenses of counsel, experts and consultants.

“Material Adverse Change” means any event, circumstance or change that could be expected to result, individually or in the aggregate, in a material adverse effect, in any respect, on (a) the legality, validity or enforceability of any of the Credit Documents or any of the Liens provided for thereunder, (b) the right or ability of an Obligor to perform any of its obligations under any of the Credit Documents, in each case to which it is a party, or to consummate the transactions contemplated under any of the Credit Documents, (c) the financial condition, assets or business of the Obligors, taken as a whole, (d) any Material Agreement or Material Permit, (e) an Obligor’s ability to retain, utilize, exploit or comply with its obligations under any Material Agreement or Material Permit, or (f) the rights or remedies of the Agent under any of the Credit Documents, provided that any change in the financial condition of an Obligor as of the date of the Agreement caused by or related to the COVID-19 global pandemic will not constitute a Material Adverse Change.

“Material Agreement” means any contract or agreement of an Obligor, the loss, termination or non-renewal of which would reasonably be expected to result in a Material Adverse Change, as determined by the Agent, acting reasonably.

“Material Permit” means any authorization, approval, consent, exemption, license, grant, permit, franchise, right, privilege or no-action letter from any Governmental Authority having jurisdiction with respect to any specified Person, property, transaction or event, or with respect to any of such Person's property or business and affairs (including any zoning approval, development permit or building permit), the failure of which to be obtained or held would prohibit or reasonably be expected to materially and adversely affect the ability of any Obligors, taken as a whole, to conduct any material part of their business as presently conducted and planned to be conducted.

“Maturity Date” has the meaning given to that term in Section 5.1(b).

“Maximum Rate” has the meaning given to that term in Section 3.8(b).

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Obligor or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including any Obligor or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Obligations” means, at any given time, all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrower arising under any Credit Document or otherwise with respect to any outstanding principal balance under the Credit Facility, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, matured or unmatured, in any currency, now existing or hereafter arising, including all indemnity obligations to the Agent and/or the Lenders, and including any accrued and unpaid interest thereon and all future interest that accrues thereon after, and including interest and fees that accrue after the commencement by or against the Borrower or any Affiliate thereof of any proceeding under any debtor relief laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed or allowable claims in such proceeding. Without limiting the foregoing, the Obligations include (i) the obligation to pay principal, interest, charges, expenses, fees, indemnities and other amounts payable by the Borrower under any Credit Document and (ii) the obligation of the Borrower to reimburse any amount in respect of any of the foregoing that the Agent or any Lender, in each case in its sole discretion, may elect to pay or advance on behalf of the Borrower.

“Obligors” means, collectively, the Borrower and each Guarantor, and each of them is an “Obligor”.

“OFAC” means the U.S. Treasury Department Office of Foreign Assets Control.

“Other Connection Taxes” means, with respect to any Lender, Taxes imposed as a result of a present or former connection between such Lender and the jurisdiction imposing such Tax (other than connections arising from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan Advance or Credit Document).

“Other Taxes” has the meaning given to that term in Section 5.6(b).

“Outstanding Principal Obligations” means at any time the sum of the aggregate principal amount of all Loan Advances outstanding and unpaid at such time.

“Overall Borrowing Limit” means any at given time the lesser of (a) the Total Commitment, and (b) the Borrowing Base Amount.

“Payment” means any repayment of Outstanding Principal Obligations or any payment of accrued and unpaid interest made or required to be made in accordance with the terms of this Agreement, including any prepayment or any mandatory repayment, as applicable.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and Multiemployer Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan), other than a Multiemployer Plan, that is maintained or is contributed to by the Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Indebtedness” means (a) intercompany indebtedness owing by any Obligor to any other Obligor as may be approved by the Agent from time to time, (b) Postponed Debt, (c) Unsecured Debt, and (d) such other indebtedness as may be approved by the Agent from time to time.

“Permitted Liens” means, collectively, (a) Liens granted in favour of the Agent pursuant to the Credit Documents, (b) Subordinated Liens, (c) Supplier Liens as approved by the Agent, (d) Liens granted in favour of a lessor of vehicles, goods or equipment provided that such Liens attach only to such leased vehicles, goods or equipment and the proceeds thereof and do not attach to any other Collateral, (e) Liens in connection with, without limiting the foregoing, workers’ compensation, employment and unemployment insurance, old age pension, employers’ health tax, vacation pay or other social security or statutory obligations, (f) Liens for taxes, fees, assessments and governmental charges not delinquent, not due or being contested in good faith, to the extent that payments therefor shall not at the time be required to be made in accordance with the provisions of Section 7.1(e), (g) Liens of carriers, warehousemen, mechanics and materialmen, and other like Liens, for sums not due or to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 7.1(e), (h) minor imperfections in title on the real property that do not materially detract from the value of the real property and do not materially impair the Borrower’s ability to carry on its business or the Borrower’s rights and remedies under the Credit Documents, (i) building restrictions, easements, encumbrances, rights-of-way, servitudes, utility easements or other charges against real property or other similar rights in land (including rights-of-way and servitudes for railways, sewers, drains, gas and oil pipelines, gas and water mains, electric light and power and telephone or telegraph or cable television conduits, poles, wires and cables) granted to or reserved by other persons which in the aggregate do not materially impair the usefulness, are of a nature generally existing with respect to properties of a similar character, subject to the restrictions, easements, rights-of-way, servitudes or other similar rights in land granted to or reserved and, in each case, do not materially impair the Borrower’s ability to carry on its business or the Borrower’s rights and remedies under the Credit Documents, (j) the rights reserved to or vested by the terms of any lease, licence, franchise, grant or permit held by the Borrower or by any statutory provision, to terminate any such lease, licence, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof, (k) deposits of money, performance bonds or guarantees to secure the performance of bids, trade contracts, government contracts, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, and (l) liens consisting of purchase money security interests in capital equipment.

“Permitted Payments” means, collectively,

(a) regularly scheduled (i.e. non-accelerated) payments of interest on Unsecured Debt,

(b) regularly scheduled (i.e., non-accelerated) payments of principal on Unsecured Debt, including any such payments due on the maturity of such Unsecured Debt, provided that, with respect to Unsecured Debt that is not Deferred Debt, within sixty (60) days of such payment, the Borrower shall raise replacement Unsecured Debt in an amount such that the aggregate principal amount of Unsecured Debt is no less than the lesser of (i) $7,700,000 and (ii) an amount equal to 40% of the then Outstanding Principal Obligations hereunder, and

(c) regularly scheduled (i.e., non-accelerated) payments of principal and interest on Postponed Debt, including any such payments due on the maturity of such Postponed Debt.

“Person” means an individual, a corporation, a limited partnership, a general partnership, a trust, a joint stock company, a joint venture, an association, a syndicate, a bank, a credit union, a trust company, a Governmental Authority and any other legal or business entity.

"Petroleum Substances" means any one or more of crude oil, oil sands, crude bitumen, synthetic crude oil, petroleum, natural gas, natural gas liquids, related hydrocarbons and any and all other substances, whether liquid, solid or gaseous, whether hydrocarbons or not, produced or producible in association with any of the foregoing, including hydrogen sulphide and sulphur.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of any Obligor or any such Plan to which any Obligor is required to contribute on behalf of any of its employees.

“Postponed Debt” means indebtedness that is fully postponed (with respect to payment) and subordinated (with respect to any Liens and enforcement), both as to principal and interest to the Obligations hereunder, on terms satisfactory to the Agent.

“Potential Priority Claims” means all amounts owing or required to be paid, where the failure to pay any such amount could give rise to a claim pursuant to any law, statute, regulation or otherwise, which ranks or is capable of ranking in priority to the Security or otherwise in priority to any claim by the Agent for repayment of any amounts owing under this Agreement or any other Credit Document and includes any amount due and payable at such time by an Obligor that is secured by a Lien (whether choate or inchoate) or a statutory right in favour of a Governmental Authority, that encumbers any Collateral and that ranks, or is capable of ranking prior to or pari passu with any Lien on such Collateral granted in favour of the Agent, including amounts due deducted or withheld, as applicable, and not yet paid, contributed or remitted, as applicable, by any Obligor in respect of vacation pay, termination and severance pay, realty, municipal or similar taxes, or pursuant to any legislation relating to workers’ compensation, employment insurance, income tax, any pension plan or any similar legislation.

“Priority Lien” means any Lien that is not a Subordinated Lien.

“Register” has the meaning given to that term in Section 12.19.

“Release” includes discharge, spray, inject, inoculate, abandon, deposit, spill, leak, seep, pour, emit, empty, throw, dump, place and exhaust, and when used as a noun has a similar meaning.

“Relevant Jurisdiction” means, in relation to each Obligor:

(i)
the jurisdiction under whose laws that Obligor is formed and existing;

(ii)
any jurisdiction where any asset subject to or intended to be subject to the Agent’s Liens to be created by it is situated;

(iii)
any jurisdiction where it conducts its business; and

(iv)
the jurisdiction whose laws govern the perfection of any of the Security Documents entered into by it.

“Repayment Notice” means a written notice by the Agent to the Borrower, substantially in the form attached as Schedule “C”, requiring repayment of all or a portion of the Obligation.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Restricted Payment” means, collectively, (a) any dividend or other distribution made by any Obligor to any holder of any Equity Interest of such Obligor, other than another Obligor, and (b) any interest, principal or other amount paid in respect of any Postponed Debt made by any Obligor.

“Revolver Borrowing Limit” means at any given time, the lesser of (a) the Revolver Commitment and (b) the Borrowing Base Amount.

“Revolver Commitment” means, the aggregate of the Initial Revolver Commitment together with any Accordion Expansion.

“Revolving Facility” has the meaning given to that term in Section 2.1(a)(ii).

“Royalty Asset” means certain mineral rights defined pursuant to the Obligors balance sheet as (i) mineral interests and (ii) lease rights held in respect of such mineral rights, collectively owned by the Obligors over the lands which have an oil/gas royalty stream associated with such lands.

“Royalty Availability” means 50% of the net present value “NPV” of all future cash flows discounted by a factor equal to the Interest Rate then in effect not to include any value ascribed to (i) permitted wells “Permits” and, (ii) proven undeveloped reserves “PUDs”.

“Royalty Eligibility Criteria” means the criteria set by the Agent from time to time in connection with determining whether a Royalty Asset is an Approved Royalty Asset.4

“Sanctioned Person” means an individual or entity that is, or is 50% or more owned (individually or in the aggregate, directly or indirectly) or controlled by Persons that are, (i) the subject of any Sanctions, or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions (to the extent being so located, organized or resident violates any applicable Sanctions).

“Sanctions” means any sanctions administered or enforced by the US Department of the Treasury’s Office of Foreign Assets Control, the US Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or the Hong Kong Monetary Authority.

“Schedules” means the schedules attached to this Agreement and which are more particularly described in Section 1.3.

“Security” means all security held from time to time by or on behalf of the Agent or the Lenders, securing or intended to secure directly or indirectly repayment of the Obligations and includes all security described in Article 8.

“Set-Off” means any legal or equitable Set-Off, off-set, rescission, counterclaim, reduction, deduction or defense under Applicable Law.

“Solvent” means when used with respect to a Person, means that (i) such Person is not for any reason unable to meet its obligations as they generally become due, (ii) such Person has not ceased paying its current obligations in the ordinary course of business as they generally become due and (iii) the aggregate property of such Person is, at a fair valuation, sufficient, or, if disposed of at a fairly conducted sale under legal process, would be sufficient, to enable payment of all its obligations, due and accruing due.

“Subordinated Lien” means any Lien for which the holder thereof has agreed, pursuant to a subordination agreement in form satisfactory to the Agent, that such Lien shall at all times be subordinated and postponed in favour of the Liens granted in favour of the Agent.

“Subsidiary” means a business entity which is Controlled by another business entity (as used herein, “business entity” includes a corporation, company, partnership, limited partnership, trust or joint venture).

“Supplier Lien” means any Lien granted in favour of a supplier or distributor of tangible goods to any Obligor, provided that such Lien attaches only to such tangible goods supplied or distributed and the proceeds thereof and do not attach to any other Collateral.

“Tangible Net Worth” means, as it relates to the Obligors on a consolidated basis, the value in dollars which remains after subtracting the following from the estimated fair market value of the Obligors’ total assets at any point in time:

(a)
the book value of all liabilities of the Obligors except liabilities which are expressly subordinated to the Agent;

(b)
the value of prepaid expenses of the Obligors;

(c)
the book value of all of the Obligors’ goodwill and other intangible assets;

(d)
the book value of all of the Obligors’ uncollectable receivables and obsolete inventory;

(e)
the book value of all of the Obligors’ loans receivable from any related parties or Affiliates; and

(f)
the market value of all public equity securities, warrants and other substantially similar securities held by the Obligors.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), value added taxes, or any other goods and services, use or sales taxes, assessments, fees or other charges in the nature of a tax imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“TD Bank US Prime Rate” means the floating annual rate of interest established from time to time by the Toronto-Dominion Bank as the reference rate it will use to determine rates of interest payable to the Toronto-Dominion Bank by commercial borrowers in U.S. dollar loans and designated by it as its “prime rate”.

“Term Borrowing Limit” means, the lesser of (a) the Term Commitment, and (b) the Borrowing Base Amount.

“Term Commitment” means $5,000,000.

“Term Facility” has the meaning given to that term in Section 2.1(a)(i).

“Termination Date” means the earlier to occur of (a) the Maturity Date, and (b) the date on which this Agreement is terminated by the Agent and/or the Borrower in accordance with the terms of this Agreement.

“Threshold Amount” means $250,000.

“Total Commitment” means (i) prior to any increase of the Initial Revolver Commitment by the Accordion Expansion, $18,000,000, and (ii) following any increase of the Initial Revolver Commitment by the Accordion Expansion, the aggregate of the Term Commitment, the Initial Revolver Commitment and the Accordion Expansion.

“UCC” means the Uniform Commercial Code, as in effect from time to time, in the State of New York; provided, however, if the laws of any other jurisdiction are required to be applied in connection with matters of perfection, priority or enforcement of the Agent’s Liens in, on or to any Collateral, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely with respect to such matters of perfection, priority or enforcement of Agent’s Liens in, on or to such Collateral.

“Unutilized Portion” means, at the relevant time, the Revolver Borrowing Limit less the Outstanding Principal Obligations under the Revolving Facility.

“Unsecured Debt” means all unsecured debt of the Borrower from time to time, including the unsecured debt set out in Schedule “G”.

“Utilization Fee” has the meaning given to the term in Section 3.5.

“Utilization Fee Rate” means 2.4% per annum.

“VAT” means any consumption, sales or value added tax relating to the provision of any goods or services, including the Goods and Services Tax (GST).

“Voluntary Bankruptcy Event” means (a) an admission in writing by a Person of its inability to pay its debts generally or a general assignment by such Person for the benefit of creditors, (b) the filing of any assignment, petition or consent thereto or answer by such Person seeking to adjudicate itself as bankrupt or insolvent, or seeking for itself any liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of such Person or its debts under any present or future bankruptcy, insolvency or similar Applicable Law, or seeking, consenting to or acquiescing in the entry of an order for relief in any case under any such Applicable Law, or the appointment of or taking possession by a trustee, monitor, custodian, inspector, receiver or liquidator of such Person or for any substantial part of such Person’s property, or (c) corporate or other action taken by such Person to authorize any of the actions set forth above.

4 NTD: broad definition intentional.